================================================================================

                                AGREEMENT OF LEASE

                                      between

                          80-02 LEASEHOLD COMPANY, L.P.,

                                    as Landlord

                                        and

                              FIDELITY HOLDINGS, INC.

                                    as Tenant

                                      Dated:

                                December   , 1999

                                     Premises:

            Entire Rentable Portion of Suite      on the 7th floor  at
                              80-02 Kew Gardens Road
                           Kew Gardens, New York, 11415

================================================================================

                                 TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 BASIC LEASE INFORMATION AND DEFINITIONS.............................8
      1.01 Basic Lease Information............................................8

ARTICLE 2 PREMISES; TERM......................................................9
      2.01 Demise.............................................................9
      2.02 Term...............................................................9
      2.03 Delivery of Demised Premises.......................................9

ARTICLE 3 USE; CONDUCT OF BUSINESS...........................................10
      3.01 Use...............................................................10
      3.02 No Nuisance.......................................................10
      3.03 Delivery Restrictions.............................................11
      3.04 Permits...........................................................11
      3.05 Environmental.....................................................11

ARTICLE 4 RENT...............................................................12
      4.01 Gross Rent........................................................12
      4.02 Base Rent.........................................................12
      4.03 Manner of Payment.................................................12
      4.04 Illegality........................................................12
      4.05 Occupancy and Transfer Taxes......................................12

ARTICLE 5 ADDITIONAL CHARGES.................................................13
      5.01 Definitions...................................................... 13
      5.02 Tenant's Tax Payment..............................................13
      5.03 Landlord's Statements.............................................14
      5.04 Survival..........................................................14

ARTICLE 6 TENANT ELECTRICITY.................................................14
      6.01 Supply of Electricity.............................................14

ARTICLE 7 SERVICES AND REPAIRS...............................................15
      7.01 Standard of Operation; Landlord Services..........................15
      7.02 Access............................................................16
      7.03 Cleaning..........................................................16
      7.04 Service Interruption..............................................16

ARTICLE 8 ALTERATIONS........................................................16
      8.01 Initial Alterations...............................................16
      8.02 Alterations.......................................................16
      8.03 Tenant's Property.................................................18
      8.04 Effect of Landlord's Approval.....................................18
      8.05 Survival..........................................................19

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ARTICLE 9 REPAIRS........................................................... 19
      9.01 Repairs by Landlord...............................................19
      9.02 Repairs by Tenant.................................................19
      9.03 Changes in Facilities.............................................19
      9.04 Landlord Access...................................................20

ARTICLE 10 COMPLIANCE WITH LAWS..............................................20
      10.01 Compliance with Laws by Tenant...................................20

ARTICLE 11 RIGHT TO PERFORM TENANT COVENANTS.................................20
      11.01 Right to Perform Tenant Covenants................................20

ARTICLE 12 ASSIGNMENT, MORTGAGING AND SUBLETTING.............................20
      12.01 Assignment; Etc..................................................20
      12.02 Assignment and Subletting Procedures.............................21
      12.03 Additional Subleasing Conditions.................................23
      12.04 Mortgaging.......................................................23

ARTICLE 13 SUBORDINATION/ATTORNMENT..........................................24
      13.01 Subordination....................................................24
      13.02 Attornment.......................................................24
      13.03 Right to Cure....................................................25

ARTICLE 14 BANKRUPTCY; CONDITIONS OF LIMITATION..............................26
      14.01 Bankruptcy.......................................................26
      14.02 Default..........................................................27
      14.03 Intentional Default..............................................28
      14.04 Reentry by Landlord..............................................28
      14.05 Damages..........................................................28
      14.06 Right to Injunction..............................................29
      14.07 Other Remedies...................................................29
      14.08 Certain Waivers..................................................29
      14.09 No Waiver........................................................29
      14.10 Attorneys' Fees..................................................29
      14.11 Late Payments....................................................29

ARTICLE 15 QUIET ENJOYMENT...................................................30
      15.01 Quiet Enjoyment..................................................30

ARTICLE 16 RULES OF THE BUILDING.............................................30
      16.01 Building Rules...................................................30
      16.02 Graphics.........................................................30


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                                                                            Page
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ARTICLE 17 INSURANCE.........................................................30
      17.01 Compliance with Insurance Standards..............................30
      17.02 Landlord Insurance...............................................30
      17.03 Tenant Insurance.................................................31
      17.04 Waiver of Subrogation............................................31
      17.05 Policy Requirements..............................................31

ARTICLE 18 NONLIABILITY AND INDEMNIFICATION..................................32
      18.01 Exculpation......................................................32
      18.02 Indemnity........................................................32
      18.03 Limitation of Landlord's Personal Liability......................33

ARTICLE 19 CONDEMNATION......................................................33
      19.01 Condemnation.....................................................33

ARTICLE 20 CASUALTY..........................................................34
      20.01 Casualty.........................................................34
      20.02 Landlord Right to Terminate......................................34
      20.03 Disclaimer.......................................................35
      20.04 RPLss.227........................................................35
      20.05 Cooperation......................................................35

ARTICLE 21 SURRENDER.........................................................35
      21.01 Surrender........................................................35
      21.02 HoldingOver......................................................35

ARTICLE 22 ESTOPPEL CERTIFICATES.............................................36
      22.01 Estoppel Certificates............................................36

ARTICLE 23 INTENTIONALLY DELETED.............................................36
ARTICLE 24 INTENTIONALLY DELETED ............................................36
ARTICLE 25 INTENTIONALLY DELETED.............................................37
ARTICLE 26 PARTIES BOUND.....................................................37
      26.01 Successors and Assigns ..........................................37
      26.02 Present Landlord ................................................37
      26.03 No Offer ........................................................37
      26.04 Inability to Perform ............................................37
      26.05 Waiver of Counterclaims and Jury Trial ..........................38
      26.06 Notices .........................................................38


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                                                                            Page
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      26.07 Severability ....................................................38
      26.08 Amendments ......................................................39
      26.09 No Joint Venture ................................................39
      26.10 Brokers .........................................................39
      26.11 Merger ..........................................................39
      26.12 Applicable Law ..................................................39
      26.13 Shoring:  No Dedication..........................................39
      26.14 Notice of Occurrences............................................39
      26.15 Vaults...........................................................39
      26.16 Window Cleaning..................................................40
      26.17 Windows..........................................................40
      26.18 Consents and Approvals ..........................................40
      26.19 Development Rights ..............................................40
      26.20 Business Hours...................................................41
      26.21 Confidentiality..................................................41
      26.22 Exhibits.........................................................42
      26.23 No Recording of Lease............................................42

ARTICLE 27 SECURITY..........................................................42
      27.01 Security.........................................................42


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

EXHIBITS

A     Plan of Demised Premises
B     Initial Alterations
C     Cleaning Specification
D     Building Rules and Regulations
E     Intentionally Deleted

                                     Addendum

                              INDEX OF DEFINED TERMS

Definition                                                  Where Defined
----------                                                  -------------

Additional Charges..........................................Section 4.01
Alterations ................................................Section 8.02
Bankruptcy Code ............................................Section 14.01
Base Rent ..................................................Section 4.02
Brokers ....................................................Section 1.01
Building ...................................................Section 1.01
Building Systems ...........................................Section 8.02
Business Days ..............................................Section 26.20
Business Hours .............................................Section 26.20
Commencement Date ..........................................Section 1.01
Common Areas ...............................................Section 2.01
Consent ....................................................Section 26.18
Expiration Date ............................................Section 1.01
Force Majeure ..............................................Section 26.04
Gross Rent .................................................Section 4.01
Hazardous Materials ........................................Section 3.06
Holidays ...................................................Section 26.20
Land .......................................................Section 1.01
Landlord ...................................................Section 1.01
Landlord Services ..........................................Section 7.01
Landlord Statement .........................................Section 5.01
Landlord's Agents ..........................................Section 9.02
Landlord's Contribution ....................................Section 8.01
Landlord's Work ............................................Section 2.03
Lease Commencement..........................................Section 1.01
Legal Requirements .........................................Section 10.01
Payment Dates ..............................................Section 5.02
Premises ...................................................Section 1.01
Qualified Alteration .......................................Section 8.02
Real Estate Taxes ..........................................Section 5.01
Rent Commencement...........................................Section 4.02
Senior Interest Holder .....................................Section 13.02
Stipulated Rate ............................................Section 4.03
Subordinated Mortgage ......................................Section 13.01
Successor Landlord .........................................Section 13.02
Tenant .....................................................Section 1.01
Tenant's Agents ............................................Section 9.01
Tenant's Property ..........................................Section 8.03
Tenant's Tax Payment .......................................Section 5.02
Term .......................................................Section 1.01

                               AGREEMENT OF LEASE

            This AGREEMENT OF LEASE, dated as of December , 1999 (this "Lease"), is entered into between Landlord and Tenant, identified and defined below.

       The parties to this Lease hereby agree with each other as follows:

                                    ARTICLE 1
                     BASIC LEASE INFORMATION AND DEFINITIONS

      1.01 Basic Lease Information. The following sets forth the basic data with respect to this Lease and constitute the definitions of the terms used throughout this Lease:

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Defined Term:               Basic Information and Definition:
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Landlord:                   80-02 Leasehold Company, L.P.
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Landlord's Address          80-02 Kew Gardens Road
         for Notices:       Kew Gardens, New York 11415
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Tenant:                     Fidelity Holdings, Inc.
--------------------------------------------------------------------------------
Tenant's Address            80-02 Kew Gardens Road, Suite
         for Notices:       Kew Gardens, New York 11415
                            Attention:
--------------------------------------------------------------------------------
Building:                   The building having the street address of
                            80-02 Kew Gardens Road, Kew Gardens, New York 11415.
--------------------------------------------------------------------------------
Premises:                   Suite on the 7th floor  (substantially as identified
                            on the floor plan annexed hereto as Exhibit "A").
--------------------------------------------------------------------------------
Term:                       Six (6) Years, Two (2) months from the Commencement
                            Dates
--------------------------------------------------------------------------------
Commencement Date:          Upon substantial completion of the Initial
                            Alterations (see Section 2.03)
--------------------------------------------------------------------------------
Expiration Date:            Six (6) years, Two (2) months from the Commencement
                            Date, unless sooner terminated in accordance with
                            the terms and conditions of this Lease, and subject
                            to the provisions of Section 2.02 and Article 26
================================================================================

================================================================================
Base Rent:                  $ 111,051.00   For the 1st year of the term
                            $ 114,382.53   For the 2nd year of the term
                            $ 122,050.40   For the 3rd year of the term
                            $ 125,711.91   For the 4th year of the term
                            $ 129,483.27   For the 5th year of the term
                            $ 133,367.76   For the 6th year of the term
                            $ 137,368.80   For the 7th year of the term
--------------------------------------------------------------------------------
Rent Concession:            Two (2) Months, 1st and 2nd months of installment of
                            Base Rent provided Tenant is not in default
                            hereunder.
--------------------------------------------------------------------------------
Electric:                   $11,310.75 per annum ($942.56 per month) [see
                            Section 6.02]
--------------------------------------------------------------------------------
Tenant's Tax Share:         1.33%
--------------------------------------------------------------------------------
Base Tax Year:              July, 1 1999 to June 30, 2000
--------------------------------------------------------------------------------
Security Deposit:           $49,559.50
--------------------------------------------------------------------------------
Broker(s):                  Brown Harris Stevens, David Sargoy
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                                    ARTICLE 2
                                 PREMISES; TERM

      2.01 Demise. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the covenants and agreements contained in this Lease, the Premises, to as shall be delivered to Tenant in accordance with Section 2.03(a).

      (b) Tenant shall have, as an appurtenance to the Premises, the nonexclusive right to use, and permit its employees and invitees to use, in common with others the common areas of the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby on such floor (collectively, the "Common Areas"); but such rights shall always be subject to (i) the rights of Landlord; and (ii) such rules and regulations from time to time established by Landlord pursuant to
Section 16.01.

      2.02 Term. (a) The term of this Lease shall commence on the Commencement Date, and unless sooner terminated as herein provided, shall terminate on the Expiration Date, unless sooner terminated as herein provided.

      (b) If Landlord, for any reason whatsoever, is unable to deliver possession of all or any portion of the Premises to Tenant on the Commencement Date or on any other date, except as hereinafter provided, neither this Lease nor any of the terms of this Lease shall be affected thereby nor shall the Term be extended and Landlord shall have no liability to Tenant in respect thereof. Tenant hereby waives any right to recover damages which may result from Landlord's inability to deliver possession of the Premises on the Commencement Date or on any other date.

      2.03 Delivery of Premises; Commencement Date. (a) Tenant agrees that, except as expressly provided herein, (i) it enters into this Lease without any representations, warranties or promises by Landlord, its agents, representatives, employees, servants or any other person in respect of the Building or the Premises, (ii) no rights, easements or licenses are acquired by Tenant by implication or otherwise and (iii) Tenant will accept the Premises on the Commencement Date "AS IS" in the condition existing on that date, provided Landlord has substantially completed the Initial Alterations as provided in Exhibit "B" attached hereto, and the taking of occupancy of the whole or any part of the Premises by Tenant shall be (A) conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises so occupied and the Building equipment servicing the Premises, were in good and satisfactory condition at the time such occupancy was so taken, and (B) deemed to be a representation by Tenant that the Premises are in the condition agreed to by Landlord and Tenant for commencement of the Term hereof. Thereafter, Landlord shall have no obligation to do any further work in order to make the Premises suitable and ready for occupancy and use by Tenant, excepting any minor Punch List items. Any work to be performed by Tenant shall be subject to compliance with the terms and conditions of this Lease. Landlord and Tenant shall immediately upon substantial completion of the Initial Alteration by Landlord both execute a writing acknowledging the Commencement Date (the "Commencement Date Agreement". Notwithstanding anything to the contrary contained herein, the term of the Lease shall commence on the Commencement Date as defined herein, which date shall be acknowledged in the Commencement Date Agreement by Landlord and Tenant.

      (b) The parties hereto agree that this Article 2 constitutes an express provision as to conditions under which Landlord shall deliver possession of the Premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

                                    ARTICLE 3
                            USE; CONDUCT OF BUSINESS

      3.01 Use. (a) Subject to the remaining provisions of this Section 3.01, Tenant shall use and occupy the Premises during the Term solely for executive and administrative offices for Tenant's financial services business and for no other purposes.

      (b) Tenant covenants and agrees that at all times the business to be conducted at, through and from the Premises and the kind and quality of services to be offered in the conduct thereof will be first-class in every respect and will be in conformity with the standards of practice consistent with first-class office buildings in the Borough of Queens in the City of New York. In no event may the Premises be used for any purposes in violation of the Certificate of Occupancy for the Building or which are prohibited in the Rules and Regulations or in any restrictive covenant at any time or from time to time affecting the Building (at Tenant's request in connection with any request for consent in a change in use, Landlord will supply Tenant with any applicable restrictive covenants).

      3.02 No Nuisance. (a) Tenant shall not allow, suffer or permit the Premises or any other portion of the Building including but not limited to any of the Common Areas or any use thereof to constitute a nuisance or interfere with the safety, comfort or enjoyment of the Building by Landlord or any other occupants of the Building or their customers, invitees or any others lawfully in, upon or about the Building or its environs.

      (b) Tenant and Tenant's agents, contractors, employees, licensees and/or invitees shall not use the Building or its environs for the display or sale of merchandise, for performances, for the installation of a platform, stage, speakers, audio-visual equipment or equipment of any sort for promotion or advertising or for any other purpose. Tenant and Tenant's agents, contractors, employees, licensees and/or invitees shall neither create nor permit noxious or objectionable odors, fumes, smoke and/or vapors, within or without the Premises and the Building of which they form a part. Further, Tenant shall take all measures needed to prevent objectionable odors, fumes, smoke and vapors, from emanating from the Premises and permeating any part of the Building, whether inside or outside the Premises.

      (c) Tenant recognizes that Landlord has a great interest in securing the Building and its environs outside the Premises from the sounds and/or visual effects and/or from odors, fumes, smoke and vapors which may result from Tenant's operation of its business in the Premises. Accordingly, the requirement set forth in subsections (b) and (c) pertaining to restricting sounds and/or visual effects and/or odors, fumes, smoke and vapors is of the essence in this Lease and failure of the Tenant to comply shall constitute a material breach of this Lease, entitling Landlord to exercise all remedies provided hereunder, including without limitation the right to terminate this Lease in accordance with and subject to the provisions of Article 14. In addition to and notwithstanding any other rights and remedies of Landlord under this Lease, and without any grace periods, Landlord shall have the right, in its sole discretion to require Tenant (i) to cease and desist all activities in the Premises directly or indirectly resulting in a violation of this Section 3.02 immediately upon notice of such violation from Landlord, and (ii) to immediately cure such violation at Tenant's expense.

      3.03 Delivery Restrictions. (a) Landlord reserves the right to regulate the activities of Tenant in regard to deliveries and servicing of the Premises including without limitation, activities associated with the freight entrance, freight elevator, and size, type and location of delivery vehicles, and Tenant agrees to abide by the Building Rules and Regulations set forth in Exhibit D attached hereto. In addition, Tenant shall not use the building passenger elevators or the pedestrian street entrances for deliveries into or out of the Premises. Usage of the freight elevator shall be in accordance with Section 7.01(d) hereof.

      (b) Tenant shall not use any elevators for loads in excess of the elevator load capacities. Tenant shall obtain information regarding the capacities of said elevators from Landlord. In the event Tenant uses any Building elevator to transport a load in excess of that elevator's capacity, and such use results in damage to the elevator, including without limitation the mechanical and electrical systems serving the elevator, Landlord shall repair such elevator and all Landlord's costs and expenses incurred in connection with such repair shall be payable to Landlord by Tenant as Additional Charges.

      3.04 Permits. If any governmental license or any permit shall be required for the proper and lawful conduct of Tenant's business or that of any of its subtenants in the Premises and if failure to secure such license or permit would in any way adversely affect Landlord or the Building, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. In no event shall Tenant's failure to procure or maintain such license or permit relieve Tenant from its obligations under this Lease.

      3.05 Environmental. Throughout the Term, Tenant shall not undertake or permit any Environmental Activity (as such term is hereinafter defined) to be undertaken in the Premises or Building by Tenant's employees, agents, contractors, invitees or guests other than (i) in compliance with all applicable Legal Requirements (as such term is hereinafter defined) and (ii) in such a manner as shall avoid any liability on the part of Landlord and shall keep the Premises, Building and Land free from any lien imposed pursuant to any Legal Requirement in respect of such Environmental Activity. Tenant shall take all necessary steps to ensure that any Environmental Activity undertaken or permitted at the Premises is undertaken in a manner as to provide prudent safeguards against potential risks to human health or the environment. Tenant shall notify Landlord within 24 hours of the release of any Hazardous Materials (as such term is hereinafter defined) from or at the Premises which could form the basis of any claim, demand or action by any party. Landlord shall have the right from time to time to conduct an environmental audit of the Premises and Tenant shall cooperate in the conduct of such environmental audit. If Tenant shall breach the covenants provided in this Section, then, in addition to any other rights and remedies which may be available to Landlord under this Lease or otherwise at law, Landlord may require Tenant to take all actions, or to reimburse Landlord for the costs of any and all actions taken by Landlord, as are necessary or reasonably appropriate to cure such breach. For purposes of this Section, "Environmental Activity" means any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Premises of (A) any "hazardous substance" as defined in ss. 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14), as amended; (B) any "hazardous waste" as defined in ss. 26-1301(1) of the New York Environmental Conservation Law; (C) asbestos or asbestos containing materials, or PCBs; (D) petroleum, crude oil or any fraction thereof, natural gas or synthetic gas used for fuel; and (E) any additional substances or materials which at such time are hazardous or toxic under the laws of the State of New York or any other Legal Requirements (the materials described in clauses
(A) through (E) above are collectively referred to herein as "Hazardous Materials"). The obligations of Tenant under this Section 3.05 shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 4
                                      RENT

      4.01 Gross Rent. The "Gross Rent" shall consist of (a) Base Rent and (b) additional charges ("Additional Charges") consisting of all other sums of money that shall become due from and payable by Tenant to Landlord hereunder.

      4.02 Base Rent. (a) The Base Rent shall be payable by Tenant in twelve
(12) equal monthly installments in advance on the first day of each calendar month during the Term commencing on the "Rent Commencement" (appropriately prorated in the case of the first installment if the Rent Commencement is not the first day of the month) and on the first day of each calendar month thereafter.

      4.03 Manner of Payment. (a) Tenant may pay the Gross Rent by unendorsed check, subject to collection, payable to Landlord and drawn on a New York City branch of a bank or trust company located in New York City.

      (b) Tenant covenants to pay all Gross Rent as the same shall become due and payable under this Lease at the times and in the manner provided herein without notice or demand and without set off, abatement, deduction or counterclaim, except as expressly provided in this Lease. Landlord shall have the same rights for default in the payment of Additional Charges as for default in the payment of Base Rent hereunder. If Tenant shall fail to pay any installment of Base Rent or Additional Charges when due, Tenant shall pay interest thereon from the date when such Base Rent or Additional Charges became due and payable to the date of Landlord's receipt thereof at a rate per annum (the "Stipulated Rate") equal to the lesser of (i) five percentage points (5%) above the rate from time to time announced by Citibank, N.A. (or its successors or assigns) as its "base rate" to be in effect at its principal office in New York, New York or (ii) the maximum rate permitted by applicable law.

      4.04 Illegality. If any of the Gross Rent payable hereunder shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement, Tenant shall enter into such agreements and take such other actions (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord, during the continuance of such Legal Requirement, to collect the maximum rents as may be legally collectible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such Legal Requirement, (a) the Gross Rent shall become and thereafter be payable in accordance with the amounts reserved herein and (b) Tenant shall pay to Landlord upon demand, to the extent legally permissible, an amount equal to (i) the Gross Rent which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the rents and payments in lieu of rent paid by Tenant during the period in which such Legal Requirement was in effect.

      4.05 Occupancy and Transfer Taxes. Tenant shall pay to Landlord upon demand any occupancy or transfer tax or tax in lieu thereof related to Tenant's occupancy of the Premises or the execution of this Lease if the same shall become payable by Landlord in the first instance or is at any time required to be paid by Landlord.

                                    ARTICLE 5
                               ADDITIONAL CHARGES

      5.01 Definitions. In addition to the definitions of terms set forth in
Section 1.01, as used in this Lease:

            "Base Rate" shall mean Rate in effect during the calendar year in which this Lease is executed.

            "Landlord's Statement" means a statement furnished by Landlord to Tenant containing a computation of any Additional Charges due pursuant to the provisions of this Article 5 and shall include a bill or statement showing the amount of the Real Estate Taxes for the Building, if Landlord has a copy thereof.

            "Real Estate Taxes" means all real estate, ad valorem and personal property taxes, assessments (special or otherwise), sewer and water rents, rates and charges, transit taxes, county taxes and any other governmental levies, impositions or charges of any nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be or become payable by Landlord with respect to, or be assessed, levied or imposed upon, all or any part of the Building, and all expenses, including fees and disbursements of counsel, experts and consultants, reasonably incurred by, or reimbursable by, Landlord in connection with the assessment process or any application for a reduction in the assessed valuation for the Building or for a judicial review thereof. If due to a future change in the method of taxation any franchise, income (other than an income tax which is applicable to other parties in addition to Landlords of real property), profit or other tax shall be levied against Landlord in substitution in whole or in part for or in lieu of, or in lieu of an increase in, any tax which would otherwise constitute a Real Estate Tax, or a tax or excise shall be imposed upon or measured by rents, such franchise, income, profit or other tax, or tax or excise imposed upon or measured by rents, shall be deemed to be a Real Estate Tax for the purposes hereof. If any assessment is due and payable over time, Landlord shall elect to pay the same in installments over the longest period permitted by law without incurring a penalty, and each such installment and the interest thereon, if applicable, shall be deemed to be a Real Estate Tax for the purposes hereof.

            "Base Taxes" means the Real Estate Taxes with respect to the Building for the Tax Year (as hereinbelow defined) July 1, 1999 to June 30, 2000.

            "Tax Year" means each period of twelve (12) months commencing on July 1st of each year, or such other period of twelve (12) months as hereafter may be adopted as the fiscal year for real estate tax purposes in the Borough of Manhattan, that includes any part of the Term, with appropriate adjustment in the event of any change in such fiscal year.

      5.02 Tenant's Tax Payment. (a) If Real Estate Taxes for any Tax Year shall exceed Base Taxes, Tenant shall pay as Additional Charges for each Tax Year a sum ("Tenant's Tax Payment") equal to Tenant's Tax Share (as set forth in
Section 1.01 hereof) of such excess.

      (b) When Real Estate Taxes for a Tax Year have been determined, Landlord shall deliver to Tenant a Landlord's Statement, setting forth Tenant's Tax Payment for such Tax Year. Tenant shall remit payment for any such Tenant's Tax payment within ten (10) days after the date of Landlord's Statement.

      (c) If there shall be any increase or decrease in Real Estate Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish to Tenant a revised Landlord's Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted. The amount of any overpayment by Tenant reflected in such Landlord's Statement shall be credited against succeeding installments of Additional Charges and the balance, if any, against the installment of Base Rent next due or, if neither Additional Charges nor Base Rent is to thereafter become due, by payment to Tenant within thirty (30) days after the rendering of such statement. The amount of any underpayment reflected in such Landlord's Statement shall be paid by Tenant within thirty (30) days after receipt of such Landlord's Statement.

      (d) For purposes of this Lease, the amount of any decrease in Real Estate Taxes for any Tax Year shall be reduced by the sum of (i) all costs and expenses, including counsel fees, incurred by Landlord in connection with such decrease (including, without limitation, costs and expenses related to any application or proceeding brought by or on behalf of Landlord) and (ii) all such costs and expenses incurred by Landlord in connection with efforts to reduce Real Estate Taxes for any other Tax Years (whether or not any reduction was actually obtained) not theretofore recovered through tax refunds for such other Tax Years or otherwise. Nothing herein contained shall obligate Landlord to bring any application or proceeding seeking a reduction in Real Estate Taxes or assessed valuation. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the fullest extent permitted by applicable law, any right Tenant may now or in the future have to protest or contest any Real Estate Taxes or to bring any application or proceeding seeking a reduction in Real Estate Taxes or assessed valuation or otherwise challenging the determination thereof.

      (e) The benefit of any discount for the early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Real Estate Taxes except to the extent Tenant shall have provided prior to the date of such early payment or prepayment the funds for Tenant's Tax Share thereof.

      5.03 Landlord's Statements. Landlord's failure to render a Landlord's Statement as provided in this Article 5 shall not prejudice Landlord's right to thereafter render such a statement with respect to such calendar year or Tax Year or any calendar year or Tax Year thereafter. Each Landlord's Statement so delivered shall be conclusive and binding upon Tenant unless Tenant notifies Landlord within ten (10) days after receipt thereof that it disputes the correctness of such Landlord's Statement, specifying to the extent then practical the particular respects in which the same is claimed to be incorrect, and notwithstanding such claim shall pay the Additional Charges in accordance with such Landlord's Statement, without prejudice to Tenant's position. Thereafter if the claim is resolved in Tenant's favor, Tenant shall be entitled to a credit for the decreased amount.

      5.04 Survival. The obligations of Landlord and Tenant under this Article 5 shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 6
                               TENANT ELECTRICITY

      6.01 Supply of Electricity. (a) Landlord agrees to supply Tenant with such electric current as Tenant shall reasonably require (consistent with the existing electrical capacity contained in the Premises) for Tenant's wiring facilities and equipment within the Premises as of the commencement of occupancy thereof by Tenant, and in consideration thereof Tenant agrees that the Basic Rent reserved in the within Lease shall be increased by the agreed upon sum of $11,310.75 (the "Base Charge"), retroactive to the date of possession which Base Charge increase to Basic Rent shall in no event be subject to reduction but shall be subject to being increased as hereinafter provided. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason. Tenant shall furnish and install all lighting tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's expense, or shall pay Landlord's charges therefor on demand. Including in the Base charge is the cost of electricity (or pay the cost of any other utility separately) consumed by any air conditioning equipment located in the Premises as well as any other air conditioning equipment in conjunction with the operation of furnishing conditioned air to the Premises irrespective of whether any such equipment is located in the Premises or in any other portion of the Building. The term "equipment" as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air conditioning equipment servicing the Premises including Tenant's pro rata share of the cost of the electricity (or other utility) for the operation of the cooling tower(s) used in connection therewith if the air conditioning equipment is water cooled. Landlord shall have the right from time to time at Landlord's cost to replace lighting fixtures in the Premises with substitute lighting fixtures reasonably equivalent in aggregate light level.

      (b) After Tenant shall have entered into possession of the Premises, or any portion thereof, Landlord, at any time and from time to time (but not more than two times in any year) during the term of this Lease, shall have the right to have surveys made by Landlord's electrical consultant of the electrical consumption within the Premises and the determination of said electrical consultant shall determine whether the Base Charge for electricity [as same may have been increased or decreased (but not below the sum of $11,310.75) by previous surveys and determinations made by Landlord's electrical consultant] is more or less than the then electrical consumption charge determined by Landlord's electrical consultant to be properly payable by Tenant as a result of the then current survey determination made by said electrical consultant and if the Base Charge shall be less than such electrical consumption charge so determined by Landlord's consultant to be applicable to Tenant's consumption of electricity then, effective as of the date of occupancy in the case of the first survey and effective as of the date of the making of the second and subsequent surveys the Base Charge increase to Basic Rent [as same may have been previously increased or decreased (but not below the sum of $11,310.75) pursuant to the provisions hereof] shall be further increased by an amount equal to the difference between: (i) the Base Charge increase (plus any previous adjustments to the Base Charge increase in accordance with the provisions hereof); and (ii) the then electrical consumption charge determined to be applicable by Landlord's consultant. Anything to the contrary contained in this Lease notwithstanding, in no event shall the Base Charge be reduced below the sum of $11,310.75.

      Surveys made by Landlord's electrical consultant shall be based upon the use of such electric current between the hours of 8 A.M. to 6 P.M. on Mondays through Fridays, and 8 A.M. to 1 P.M. on Saturdays and such other days and hours when Tenant uses electricity for lighting and for the operation of the machinery, appliances and equipment used by Tenant in the Premises. In addition, if cleaning services are provided by Landlord, such survey shall include Landlord's normal cleaning hours of up to two (2) hours per day for lighting within the Premises and for electrical equipment normally used in such cleaning.

      With respect to subsequent surveys, if Landlord's consultant shall determine that there has been an increase in Tenant's use of electrical current then, in addition to the other requirements and obligations imposed on Tenant in this article, Tenant shall pay the fees of the electrical consultant making such survey. The findings of such electrical consultant shall be binding and conclusive on Landlord and Tenant unless Tenant, within thirty (30) days after such survey, disputes the findings of Landlord's electrical consultant and has Tenant's own electrical consultant perform a survey as provided herein, at Tenants sole cost and expense. If Landlord's and Tenant's electrical consultants cannot agree on the results of the surveys then such consultants shall choose a third electrical consultant to perform a survey in accordance with Section 6.01 hereof the cost of which shall be shared equally by Landlord and Tenant. The findings of such third electrical consultant shall be binding and conclusive on Landlord and Tenant. Notwithstanding the foregoing provisions of this subparagraph, Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay the increase in Basic Rent as determined in the first instance by Landlord's utility consultant and upon the resolution of such contest, the increase to Basic Rent shall be adjusted in accordance therewith with appropriate credit allowed to Tenant if required thereby.

      (c) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance which consent shall not be unreasonably withheld or delayed, connect any additional fixtures, machinery, appliances or equipment to the Building electric distribution system within the Premises or make any alteration or addition to Tenant's machinery, appliances or equipment, or the electric system of the Premises existing on the commencement date of the term hereof. The foregoing notwithstanding, Tenant may, subject to the first sentence of this
Section 6.01 (c), install and make substitutions and additions to "ordinary office equipment" in the Premises without Landlord's consent. "Ordinary office equipment" shall mean desk lamps, typewriters, adding machines, copy machines, desk top computers and similar office equipment typically used in commercial offices generally in Manhattan. In addition, Tenant shall not make or perform or permit the making or performing of, any alterations or additions to the Building's electric system or other electrical facilities or equipment outside of the Premises without the prior consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Basic Rent by an amount which will reflect the value of the additional service to be furnished by Landlord, that is, the potential additional electrical current to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment.

      (d) If the public utility rate schedule for the supply of electric current to the Building or the utility company fuel adjustment charge or demand charge shall be increased at any time after the date hereof, or if there shall be a change in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric current, or if there shall be a change in the space constituting the Premises, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electrical current, or if Tenant uses electricity on days or hours other than those specified in subparagraph (b) hereof, or if Tenant adds any machinery. appliances or equipment, the Basic Rent herein reserved shall be equitably adjusted to reflect any or all of the foregoing as may be applicable. If Landlord and Tenant cannot agree thereon, the amounts of such adjustment(s) shall be determined, based on standard practices, by any electrical engineer or consultant to be selected by Landlord and paid by Tenant and the findings of said electrical engineer or consultant shall he binding and conclusive upon the parties unless Tenant, within thirty (30) days after such determination, disputes the findings of Landlords electrical consultant and has Tenant's own electrical consultant perform a survey as provided herein, at Tenants sole cost and expense. If Landlord's and Tenant's electrical consultant cannot agree on the results of the surveys then such consultants shall choose a third electrical consultant to perform a survey in accordance with Section 6.01 hereof, the cost of which shall be shared equally by Landlord and Tenant. The findings of such third electrical consultant shall be binding and conclusive on Landlord and Tenant. Notwithstanding the foregoing provisions of this subparagraph, Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay the increase in Basic Rent as determined in the first instance by Landlord's utility consultant and upon the resolution of such contest, the increase to Basic Rent shall be adjusted in accordance therewith with appropriate credit allowed to Tenant if required thereby. When the amounts of such adjustment are so determined, the parties shall execute an agreement supplementary hereto to reflect such adjustment in the amount of the Basic Rent stated in the Lease effective from the date of the increase or decrease of such usage as determined by such electrical engineer, or consultant, or as the case may be, from the effective date of such increase or decrease in the public utility rate schedule; but such adjustments shall be effective from such date whether or not such a supplementary agreement is executed and in no event shall the Base Charge be reduced below the sum of $11,310.75.

      (e) Landlord reserves the right to discontinue furnishing electric current to Tenant in the Premises at any time upon not less than thirty (30) days' notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Basic Rent payable under this Lease shall be reduced by the amount of any previous increases thereto on account of electricity supplied pursuant to the provisions of this Article; provided, however, that so long as Tenant is acting diligently, such termination date shall be extended for such time as is reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility servicing the building. Landlord, upon the expiration of the aforesaid notice to Tenant, may discontinue furnishing the electric current; but, if, for any reason, the supply of electric current by Landlord to the Tenant shall thereafter continue for any period of time, this shall be without waiver of the right of Landlord thereafter to terminate the same without further notice, and the Tenant shall continue to pay the Basic Rent as increased pursuant to this Article as herein provided until such time as the supply of current shall in fact be discontinued. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building and all cost incidental thereto shall be borne by Landlord, unless (i) such election is made as a result of Tenant's failure to pay the Base Charge increase to Basic Rent in accordance with the provisions of this Section 6.01 in which event Tenant shall bear the entire cost and expense thereof, or (ii) the furnishing of electric energy on a rent inclusion basis as provided in this Section 6.01, is prohibited by law or by order or ruling of the Public

Service Commission of the State of New York or by judicial decision, in which event, Landlord and Tenant shall share equally the entire cost and expense thereof. Tenant will without diminishing Landlord's existing or potential electric capacity and in compliance with all laws and all applicable provisions of this Lease including but not limited to Articles 7 and 8 hereof and having first obtained Landlord's prior written consent, furnish and install all, service wiring, switches, meter equipment and meters that may be necessary for such installation. At Landlord's option, Landlord may elect to perform this work.

      In addition and notwithstanding anything to the contrary contained in this article, Landlord at any time during the term of this Lease on not less than thirty (30) days' prior written notice to Tenant may require Tenant to purchase electricity from Landlord or from a meter company designated by Landlord upon the terms of such submetering clause that may then be currently used by Landlord in the Building of which the Premises form a part. If Landlord shall elect to have Tenant purchase electricity directly from Landlord or Landlord's designated meter company as aforesaid, then Landlord (but with Tenant's reasonable cooperation) shall perform all wiring as may be necessary to have Tenant's electrical consumption measured by submeters provided by Landlord and all cost incidental thereto shall be borne by landlord, unless (i) such election is made as a result of Tenant's failure to pay the Base Charge increase to Basic Rent in accordance with the provisions of this Section 6.01 in which event Tenant shall bear the entire cost and expense thereof, or (ii) the furnishing of electric energy on a rent inclusion basis as provided in this Section 6.01 is prohibited by law or by order or ruling of the Public Service Commission of the State of New York or by judicial decision, in which event Landlord and Tenant shall share equally the entire cost and expense thereof..

      (f) If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any federal, state, municipal or other authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord within ten (10) days after being billed therefor.

                                    ARTICLE 7
                              SERVICES AND REPAIRS

      7.01 Landlord Services. Landlord shall operate and maintain the Building in a manner consistent with industry practices for first-class office buildings in the Borough of Queens in the City of New York, and, subject to curtailment as required by Legal Requirements (as such term is hereinafter defined), shall furnish to Tenant commencing on the date Tenant occupies the Premises for the conduct of its business with the following services ("Landlord Services"):

      (a) reasonably adequate supplies of (i) cold domestic water and (ii) hot water to the core lavatories on the floor on which the Premises are located, in either case, for ordinary lavatory, cleaning and drinking use (and consistent with customary conservation practices);

      (b) heat, ventilation and air conditioning on Business Days (as defined in Section 26.20) during Business Hours (as defined in Section 26.20); and upon written request by Tenant received by Landlord prior to 3:00 P.M. on the Business Day immediately preceding the day for which such service is requested, Landlord shall furnish air conditioning and heating at times other than the times specified above, in which event Tenant shall pay to Landlord charges based upon Landlord 's then established rates for furnishing such services within thirty (30) days after demand therefor;

      (c) Intentionally Deleted

      (d) (i) nonexclusive passenger elevator service (for passenger use only) to the Premises 24 hours per day and (ii) freight elevator service to the Premises on a first come-first served basis during the hours of 8:00A.M.

to 10:00 A.M., 10:30 A.M. to 12:00 P.M., 2:00 P.M. to 3:00 P.M., and from 3:30
P.M. to 4:45 P.M. on Business Days (as defined in Section 26.20) and, at times prior to 8:00 A.M. or after 6:00 P.M. on Business Days or on days other than Business Days, on a reserved basis provided that Tenant pay to Landlord charges based on Landlord's then established rates therefor.

      7.02 Access. Subject to the terms and conditions of this Lease, including but not limited to the provisions of Paragraph 7.01 (d) hereof, Landlord shall provide Tenant with reasonable access to the Premises on a 24-hour, 365/366-day year basis. Notwithstanding the foregoing, the foregoing rights of access to the Premises afforded to Tenant immediately above shall apply only to access by persons (i.e. no freight of any type or nature whatsoever) (except as specifically provided in Section 7.01 (d) hereof).

      7.03 Cleaning Landlord shall be responsible for all cleaning and rubbish removal. Tenant shall keep the Premises in a neat and orderly condition. Tenant shall be responsible for all extermination in the Premises.

      7.04 Service Interruption. (a) Subject to Section 26.04(b), Landlord shall not be liable for damages to either person or property nor shall Landlord be deemed to have evicted Tenant nor shall there be any abatement of Gross Rent nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) failure by Landlord to furnish Landlord Services due to Force Majeure, (ii) breakdown of equipment or machinery utilized in supplying any Landlord Service or (iii) cessation of any Building Service due to causes or circumstances beyond the boundaries of the Land. Landlord shall use reasonable diligence, consistent with customary industry practice, to make such repairs as may be required to machinery or equipment within the Building to provide restoration of any Building Service and, where the cessation or interruption of such Building Service has occurred due to circumstances or conditions beyond the Land boundaries, to cause the same to be restored by diligent application or request to the provider.

      (b) In addition to any remedies which Landlord may have under this Lease, if Tenant shall default in the payment of any Additional Charges payable pursuant to this Article 7 in respect of additional or overtime services provided by Landlord, then, for so long as such default remains uncured, Landlord shall not be obligated to furnish Tenant any additional or overtime services.

                                    ARTICLE 8
                                   ALTERATIONS

      8.01 Initial Alterations. (a) Tenant shall deliver plans and specifications relating to construction of Tenant's initial leasehold improvements ("Initial Alterations") in the Premises in accordance with the terms, provisions and time periods set forth in Exhibit B.

      (b) Landlord shall cause all of the Initial Alterations to be constructed in accordance with Exhibit B. All Initial Alterations as provided in Exhibit B shall be constructed at Landlord's sole cost and expense, except as otherwise specifically provided in Exhibit B for items which do not comply with the building standards for the Initial Alterations.

      8.02 Alterations. (a) Tenant shall not make or allow to be made any alterations or physical additions, including, without limitation, fixtures, to the Premises other than normal painting, carpeting, wall-coverings and office decorations ("Alterations") or place safes, vaults, filing systems, libraries or other heavy furniture or equipment within the Premises without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld in the case of an Alteration which (i) has no adverse effect on the Building's structure or systems, including, without limitation, the mechanical, electrical, plumbing, HVAC, fire safety, fire protection or elevator systems of the Building (collectively, "Building Systems"); (ii) is not visible from the exterior of the Premises; (iii) does not result in a violation of, or require a change in, any certificate of occupancy for the Building; (iv) does not affect any area of the Building outside of the Premises; (v) does not adversely affect the curtain wall of the Building; (vi) does not affect the gross area of the Premises other than to a de minimis extent; and (vii) does not, in Landlord's sole judgment, adversely affect the character or value of the Building.

      (b) Landlord shall be entitled to retain independent consultants to review the plans and specifications for and the progress of construction of Alterations and to reimbursement from Tenant, within ten (10) days after request therefor, for all of the fees of such consultants and other out-of-pocket costs incurred by Landlord in connection with such proposed Alteration. Tenant shall, prior to commencing any work in the Premises in connection with any Alteration, the nature of which would under good construction industry practice or Legal Requirements (as such term is hereinafter defined) involve the preparation of plans and specifications, furnish Landlord with three (3) sets of complete plans and specifications for such work. Landlord agrees to use reasonable efforts, consistent with industry practice and the scope of such proposed Alteration, to respond to Tenant's request for consent to its plans and specifications for Alterations within (i) fifteen (15) Business Days after submission thereof to Landlord in the case of the original submission and (ii) ten (10) Business Days in the case of any resubmission of disapproved plans. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any Alterations for which consent has been received shall be performed in accordance with plans and specifications approved by Landlord, and no amendments or additions thereto shall be made without the prior written consent of Landlord in each instance, which consent shall be granted or withheld in accordance within the same time frames in granting initial consent to the applicable Alterations.

      (c) Tenant agrees that all Alterations shall at all times comply with all Legal Requirements and any rules and regulations which Landlord may adopt from time to time with respect to the making of Alterations. Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Alterations and for final approval thereof upon completion, (ii) deliver the originals thereof to Landlord and (iii) cause all Alterations to be performed in a good and first-class workmanlike manner, using new materials and equipment at least equal in quality to a first-class office installation in a first-class office building located in the Borough of Manhattan in the City of New York.

      (d) Landlord or its agent, at Tenant's expense and upon request of Tenant, shall execute any applications for any permits, approvals or certificates required to be obtained by Tenant (wherein such Landlord signature is required) in connection with any permitted Alteration (provided that the provisions of the applicable Legal Requirement require that Landlord execute such application) and shall otherwise cooperate with Tenant in connection therewith, provided that if Landlord shall incur any cost or liability in connection therewith, Tenant shall reimburse Landlord for all such costs, expenses and liabilities within ten (10) days after receipt of Landlord's invoice therefor.

      (e) Tenant agrees that all Alterations shall be promptly commenced and completed and shall be performed at other than during Business Hours of Business Days and then only in a manner so as not to interfere with the occupancy of any other tenant or delay Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the space of any other tenant in the Building, and if any additional expense shall be incurred by Landlord as a result of Tenant's making of any Alterations, Tenant shall pay such additional expense within ten (10) days after demand therefor.

      (f) No Alterations shall be constructed (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord and (ii) in the event of an Alteration in excess of $50,000.00 prior to Tenant delivering to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company reasonably satisfactory to Landlord and licensed to do business in the State of New York) each in an amount equal to one hundred twenty-five percent (125%) of such estimated cost and otherwise in form satisfactory to Landlord or (z) such other security as shall be satisfactory to Landlord.

      (g) All contractors retained by Tenant shall be subject to the prior written approval of Landlord. Tenant shall not permit the use of any contractors, labor, material or equipment in the performance of any work if such use, in Landlord's sole judgment, will disturb harmony with any trade engaged in performing any other work in and about the Building or contribute to any labor dispute. Landlord may require the use of designated Building Engineers or Contractors for specified work which will or may affect any Building Systems.

      (h) Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys' fees and disbursements), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics' or materialmen's liens asserted in connection with such Alteration.

      (i) Should any mechanics' or other liens be filed against the Building or any portion of the Building by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within ten (10) Business Days after notice from Landlord. Any such failure by Tenant to cancel or discharge said lien or liens within said ten (10) Business Day period shall constitute a material default under this Lease, whereupon Landlord may cancel or discharge the same and upon Landlord's demand Tenant shall reimburse Landlord on demand for all reasonable costs (including, without limitation, legal fees and expenses) incurred in canceling or discharging such liens.

      (j) Throughout the making of all Alterations, Tenant, at its expense, shall carry or cause to be carried all such forms of insurance as set forth in Exhibit D attached hereto, including but not limited to (i) worker's compensation insurance in statutory limits covering all persons employed in connection with such Alterations, (ii) builder's risk property insurance, completed value form, covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the making of such Alterations and (iii) commercial general liability insurance, with completed operations endorsement, covering any occurrence in or about the Building in connection with such Alterations, which comprehensive liability insurance policy shall satisfy the requirements of Sections 17.03 and 17.05. Tenant shall be obligated to furnish Landlord with evidence reasonably satisfactory to Landlord that such insurance is in effect before the commencement of such Alterations and, on request, at reasonable intervals thereafter.

      8.03 Tenant's Property. Subject to Section 21.01 hereof, all Alterations shall be and remain part of the Premises and be deemed the property of Landlord except such trade fixtures, furniture and equipment as are installed at the expense of Tenant and which may be removed without material damage to the Premises (collectively, "Tenant's Property"). Tenant may remove Tenant's Property from the Premises during the Term and Tenant shall repair any and all damage to the Premises or the Building occasioned by such removal. Any structural repairs or repairs to Building Systems necessitated by the removal of Tenant's Property shall be performed by Landlord and Tenant shall pay at its sole cost and expense for the cost thereof within ten (10) days after demand by Landlord.

      8.04 Effect of Landlord's Approval. Landlord's review and/or approval of plans or specifications or consent to the making of Alterations in the Premises shall not be deemed to be (i) an agreement by Landlord that the contemplated Alterations comply with any Legal Requirements, or the certificate of occupancy for the Building; (ii) an approval of the sufficiency, completeness or any other aspect of the proposed Alteration; or (iii) a waiver by Landlord of compliance by Tenant with any of the other terms of this Lease and any other agreements or other documents relating thereto.

      8.05 Survival. Tenant's obligations under this Article 8 shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 9
                                     REPAIRS

      9.01 Repairs by Landlord. Landlord shall make all repairs, interior or exterior, structural or non- structural, ordinary or extraordinary, consistent with industry standards, to keep the Building (including the Premises and the Building systems) in reasonably good order and repair, excluding, however, repairs which Tenant is obligated to make pursuant to Section 9.02 or the other terms of this Lease. No liability of Landlord to Tenant shall accrue under this
Section 9.01 with respect to any repair within the Premises or to any Building System servicing the Premises unless and until Tenant has given notice to Landlord of the specific repair required to be made or of the failure properly to furnish any Landlord's Services and Landlord's failure, subject to Force Majeure, thereafter promptly to remedy the same.

      9.02 Repairs by Tenant. Tenant, at its expense, shall take good care of and maintain the Premises, including, without limitation, (a) the Initial Alterations and any Alterations, (b) the package air conditioning unit(s) and the internal air distribution system located in and serving the Premises, (c) the internal electrical system servicing the Premises, (d) all plumbing fixtures and lines in and serving the Premises to the point at which same join the vertical risers for the Building, (e) the life safety and emergency power and/or any other systems to the point at which same join the main vertical risers for the Building and (f) Tenant's Property; provided, however, that Tenant shall only be responsible for exterior or structural repairs if the need for same arises out of (i) the making, installation, use, operation or existence of Alterations by or on behalf of Tenant, (ii) the moving of Tenant's Property and/or other materials, supplies, etc. in or out of the Building or the Premises, (iii) the negligence or wilful misconduct of Tenant or any other occupant of the Premises or any of Tenant's employees, contractors, agents, licensees or invitees or their manner of use or occupancy of the Premises, subject, however, in the case of fire or other insured casualty, to the waiver set forth in Section 17.04, or (iv) Tenant's compliance or noncompliance with Legal Requirements in accordance with Section 10.01. Any repairs to the Building or Building Systems (including those elements of the Building Systems described in clauses (a) through (e) above) shall be performed by Landlord at Tenant's expense (including a supervisory charge, in addition to charges for general conditions, equal to ten percent (10%) of the trade cost of such repairs and any other costs incurred by Landlord), unless Landlord elects by notice to Tenant to have Tenant perform such repairs at Tenant's sole cost and expense. Tenant shall promptly notify Landlord of the need for structural repairs, repairs to the exterior (including exterior glass) of the Building, and/or repairs to any Building Systems which are the responsibility of Tenant. Landlord shall be responsible to make repairs which are required as a result of Landlord or Landlord's employees (collectively, "Landlord's Agents").

      9.03 Changes in Facilities. Landlord reserves the right, at any time and without any liability to Tenant, to make changes in or additions to the Building, including, without limitation, any changes to the Common Areas, as it may deem necessary or desirable provided that (a) any such change does not deprive Tenant of any access to the Premises. Landlord may install and maintain pipes, fans, ducts, shafts, wires and conduits within, adjacent and/or through (as the case may be) the walls, floors or ceilings of the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy thereof as a result of such installation and maintenance.

      9.04 Landlord Access. Except as provided for in Section 7.03, Landlord and Landlord's Agents shall have the right (but shall not be obligated to) to enter the Premises in any emergency at any time, and, at other reasonable times upon notice to Tenant to examine same or to inspect, clean or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers, mortgagees or tenants, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall use reasonable efforts to minimize the adverse effect on Tenant of any entry by Landlord on the Premises for any reason. Tenant shall not be entitled to any abatement or reduction of Gross Rent by reason of such entry. For the purposes herein, such notice shall be given at the premises to the person in charge of the Premises for Tenant.

                                   ARTICLE 10
                              COMPLIANCE WITH LAWS

      10.01 Compliance with Laws by Tenant. Tenant, at its expense, shall comply with all (a) laws and ordinances and all rules, orders or regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental authority or of any insurer with respect to the Property, and (b) covenants, conditions, restrictions, easements and encumbrance affecting the Property (collectively, "Legal Requirements"), at any time duly issued and in force, affecting or related to the Premises or any part thereof, and Tenant shall make all improvements (subject to the terms and conditions of Article 8 hereof) which
(a) are necessitated by a condition which has been created by, or at the instance of, Tenant (including, without being limited to, any Alterations), (b) are attributable to the use, or manner of use of the Premises, (c) are necessitated by reason of a breach of Tenant's obligations hereunder, or (d) are occasioned, in whole or in part, by any act or omission of Tenant or Tenant's Agents, or any person claiming by, through or under Tenant or Tenant's Agents.

                                   ARTICLE 11
                        RIGHT TO PERFORM TENANT COVENANTS

      11.01 Right to Perform Tenant Covenants. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure unreasonably interferes with the use of space by any other tenant in the Building or with the provision of Landlord's Services or may result in a violation of any Legal Requirement and (b) in any other case if such failure continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same. Tenant's obligations under this Section shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 12
                      ASSIGNMENT, MORTGAGING AND SUBLETTING

      12.01 Assignment: Etc. Subject to the terms and procedures set forth in
Section 12.02, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned or otherwise transferred, and neither the Premises nor any part thereof shall be subleased or be encumbered in any manner by reason of any act or omission on the part of Tenant without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. Transfer of a controlling interest in the stock or other ownership interests of Tenant shall be deemed to be a transfer of this Lease excepting only where such transfers of stock are effected through the "over-the-counter" market or through any recognized stock exchange or in connection with a public offering of shares of Tenant. No consent of Landlord to any assignment or other transfer of this Lease and the term and estate hereby granted, and no consent by Landlord to any subletting of all or any portion of the Premises, shall be construed to relieve Tenant of its liability hereunder or of the obligation to obtain such consent to any further assignment, other transfer or subletting. Tenant may permit any corporation or other business entity which controls, is controlled by or is under common control (and which at all times so remains) with Tenant including but not limited to a bonafide merger or other consolidation of Tenant's business where the resulting entity is at least as strong financially as Tenant (a "Related Corporation") to sublet all or part of the Premises upon prior written notice to Landlord setting forth the name of such Related Corporation and the providing of reasonably satisfactory evidence to Landlord that such subtenant is a Related Corporation. Such subletting shall not vest in any such Related Corporation any right or interest in this Lease nor shall it discharge any of Tenant's obligations hereunder. For purposes hereof, "control" means ownership and/or control of 50% or more of the equitable or beneficial interest in such entity and/or control or participation in or management of such entity.

      12.02 Assignment and Subletting Procedures. (a) Provided Tenant is not then or thereafter in default in the payment of Basic Rent and/or Additional Charges or is otherwise not in default under this Lease, if Tenant intends to assign this Lease or to sublet the Premises or any part thereof, Tenant shall give Landlord notice of such intent. Tenant's notice shall be accompanied by (i) a certified description of all material terms of the proposed agreement between Tenant and the proposed assignee or subtenant, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee, the nature of its business and its proposed use of the Premises and (iii) current financial information with respect to the proposed assignee or subtenant. Tenant shall provide Landlord with any additional information or documents requested by Landlord.

            (b) Landlord shall then have the option, exercisable by notice to Tenant within thirty (30) days after receipt of such additional information (or the date of Tenant's original notice if Landlord does not timely request additional information) to:

            (i) sublease the applicable space on the terms and conditions set forth in this Lease, to the extent applicable, or, in the case of a proposed assignment or a proposed subletting for all or substantially all of the Term, to accept an assignment of this Lease, in either case as of the date so specified by Tenant (but in no event earlier than one hundred fifty (150) days after the date of receipt by Landlord of such notice), or

            (ii) permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior approval of the proposed assignee or sublessee, which approval shall not be withheld or delayed so long as:

                  (A) the use of the Premises by such proposed assignee or
            sublessee would be permitted under Section 3.01;

                  (B) the proposed assignee or sublessee is of sound financial condition as determined by Landlord given the obligations to be assumed by such assignee or sublessee under this Lease;

                  (C) in the case of a subletting, such subletting shall be at rent no less than (x) the rental rate then being accepted by Landlord with respect to comparable available space in the Building or (y) if there is no comparable available space in the Building at such time, the fair rental value of the sublet space;

                  (D) the proposed sublessee or assignee is a reputable person or entity of good character and Landlord has been furnished with evidence thereof;

                  (E) neither the proposed subtenant or assignee nor any one controlling, controlled by or under common control with such proposed subtenant or assignee is then an occupant of any portion of the Building or is a person with whom Landlord is then negotiating to lease space in the Building;

                  (F) the form of the proposed sublease or assignment is
            satisfactory to Landlord;

                  (G) there shall be no more than two (2) occupants within the premises, including Tenant; and

                  (H) the proposed subtenant shall not be (1) entitled, directly or indirectly, to diplomatic or sovereign immunity unless effectively waived and shall be subject to the service of process in, and the jurisdiction of the courts of the State of New York or
            (2) a charitable, religious, union or other not-for-profit organization or any tax exempt entity within the meaning of Section168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as the same may be amended).

      (c) If the aggregate amount payable as base rent and additional rent by a subtenant under a sublease of any part of the Premises shall be in excess of Tenant's Basic Cost (as hereinafter defined) therefor at that time, then, within ten (10) days after the collection thereof, Tenant shall pay to Landlord, as Additional Rent, such excess. Tenant shall deliver to Landlord within thirty
(30) days after the end of each calendar year and within thirty (30) days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect at any time during such calendar year or partial calendar year, the number of square feet of rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by Tenant to Landlord with respect to such sublease for the period covered by such statement. "Tenant's Basic Cost" for sublet space at any time means the sum of (x) the portion of the Base Rent and Tenant's Tax Payment which is attributable to the sublet space at such time, plus (y) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease plus (z) the amount of any customary brokerage commissions and legal fees and disbursements paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease.

      (d) Upon any assignment of this Lease pursuant to the terms hereof, Tenant shall pay to Landlord the Net Consideration (as hereinafter defined) received by Tenant in respect of such assignment or otherwise from such assignee. For purposes hereof, "Net Consideration" means all sums paid by the assignee in consideration of such assignment minus all customary and reasonable closing expenses (including, without limitation, customary and reasonable legal and brokerage expenses) incurred in connection with such assignment. "Net Consideration" shall include any sums paid for the purchase or rental of any of Tenant's Property, less, in the case of a sale thereof, the then net, unamortized or undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns.

      (e) No assignment made pursuant to this Section 12.02 shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption, duly executed by Tenant and by the assignee and in form and substance reasonably satisfactory to Landlord, wherein such assignee shall assume performance of all terms of this Lease on Tenant's part to be performed.

      (f) Tenant shall, within ten (10) days after the commencement of the term of a permitted sublease, give Landlord notice of such commencement, or, in the case of permitted assignment, notice of the effectiveness of such assignment.

      (g) If Landlord consents to a proposed sublease or assignment and the same does not become effective within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Article 12 before assigning this Lease or subletting all or any part of the Premises.

      (h) If Landlord shall decline to consent to any proposed assignment or sublease as permitted by this Lease, or if Landlord shall exercise its option under this Section to terminate this Lease, Tenant hereby agrees to indemnify Landlord against any and all liability arising from any claims that may be made against Landlord by the proposed assignee or subtenant or by any broker, finder or other person claiming a commission or other compensation in connection with the proposed assignment or sublease.

      12.03 Additional Subleasing Conditions. (a) If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from such subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved. The consent by Landlord to an assignment, transfer, mortgage, pledge, encumbering or subletting pursuant to any provision of this Lease shall not relieve Tenant or any assignee or subtenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, mortgage, pledge, encumbering or subletting. Tenant agrees to pay to Landlord reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment or subletting. Neither any assignment of this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article, shall be deemed a waiver of any of the provisions of this Article or relieve, impair, release or discharge Tenant of its obligation fully to perform the terms of this Lease on Tenant's part to be performed, and Tenant shall remain fully and primarily liable hereunder.

      (b) No subletting shall be for a term ending later than the day prior to the Expiration Date and any portion of a proposed term of any sublease or any renewal or extension thereof which purports to extend beyond such date, or the date of sooner termination of the Term, is hereby deemed to be a nullity.

      (c) If Landlord shall recover or come into possession of the Premises before the Expiration Date, Landlord shall have the right to take over any sublease made by Tenant and to succeed to all rights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord's succession to Tenant's estate in the Premises) such subleases as Landlord may elect to take over. Every subletting hereunder shall be subject to the condition that, from and after the termination of this Lease or re-entry by Landlord hereunder or other succession by Landlord to Tenant's estate in the Premises, the subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant, as sublandlord, under such sublease, (ii) be subject to any counterclaim, defense or offset theretofore accruing to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the sublease, or (iv) be obligated to perform any repairs or other work in the subleased space or the Building beyond Landlord's obligations under this Lease. Each subtenant shall promptly execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

      12.04 Mortgaging. Except as otherwise provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not mortgage, hypothecate, pledge or otherwise encumber this lease without the prior written consent of Landlord in each instance.

                                   ARTICLE 13
                            SUBORDINATION/ATTORNMENT

      13.01 Subordination. (a) This Lease and Tenant's rights hereunder are subject and subordinate to; (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Building or any portion thereof (collectively, including the applicable items set forth in clause (iv) of this subsection (a), "Superior Leases"); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect all or any portion of the Building or any Superior Lease (collectively, including the applicable items set forth in clauses (iii) and (iv) of this subsection (a), "Superior Mortgages"), whether or not a Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; (iii) each advance made under any Superior Mortgage; and (iv) all renewals, modifications, replacements, substitutions and extensions of any Superior Lease or Superior Mortgage. The provisions of this subsection shall be self-operative and no further instrument of subordination shall be required.

      (b) Tenant shall, within ten (10) days after request therefor, execute and deliver, at its expense, any instrument, in recordable form if requested, that Landlord, any holder of a Superior Mortgage (a "Superior Mortgagee") or any lessor under a Superior Lease (a "Superior Lessor") may reasonably request, from time to time, to evidence and confirm the subordination provided in subsection
(a) of this Section 13.01.

      (c) Any Superior Mortgagee may elect that this Lease shall have priority over the mortgage held by such Superior Mortgagee (such mortgage, upon such election by the applicable Superior Mortgagee, is referred to herein as a "Subordinated Mortgage") and, upon notification by such Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Subordinated Mortgage, whether this Lease is dated prior to or subsequent to the date of such Subordinated Mortgage and, to the extent that an election is made by a Superior Mortgagee, the provisions of Section 13.01 (a) hereof shall not be applicable to such Subordinated Mortgage (except as otherwise provided), but such Superior Mortgagee shall remain a Superior Mortgagee for the purpose of all other provisions of this Lease. Tenant and such Superior Mortgagee shall promptly, upon the notification by such Superior Mortgagee, execute and deliver an instrument in recordable form to evidence and confirm such priority.

      (d) If, in connection with obtaining, continuing or renewing financing for which the Building, the Land or the interest of the lessee under any Superior Lease represents collateral, in whole or in part, the Superior Mortgagee or proposed Superior Mortgagee (including any which may elect that this Lease shall have priority over such Superior Mortgage) shall request reasonable modifications of this Lease as a condition of such financing,

Tenant shall not withhold its consent thereto, provided that such modifications do not increase Tenant's obligation to pay Base Rent or Additional Charges, shorten or lengthen the Term and do not materially increase any other obligations or materially diminish any other rights of Tenant under this Lease.

      (e) In the event that Tenant and the Existing Superior Holder shall execute and deliver a subordination and attornment agreement with respect to this Lease, the terms of such agreement shall supersede the terms of this
Article 13 to the extent applicable with respect to such Existing Superior
Holder.

      13.02 Attornment. (a) If at any time any Superior Lessor, Superior Mortgagee (each a "Senior Interest Holder") or any other person or the successors or assigns of any of the foregoing (such Senior Interest Holder and any such other person being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon the request of any such Successor Landlord, from time to time, fully and completely to attorn to and recognize any such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease, provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section 13.02 shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease and shall be self-operative upon any such request, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments reasonably satisfactory to any such Successor Landlord, in recordable form if requested, to evidence and confirm the foregoing provisions of this Section 13.02, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

      (b) Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any act or omission or negligence of any prior Landlord (other than to cure any default of a continuing nature); (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against any prior Landlord; (iii) bound by the payment of any Base Rent or Additional Charges for more than one month in advance (unless actually received by such Successor Landlord); (iv) bound by any modification or amendment of this Lease unless (A) such modification or amendment shall have been approved in writing by the Senior Interest Holder, of which Tenant has been given notice, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (B) the modification or amendment shall have occurred prior to the creation of such Senior Interest; (v) obligated to construct any improvements or to grant any credit toward the cost of any improvements; (vi) in the event of damage to the Building by fire or other casualty, obligated to repair the Premises or the Building or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of insurance actually made available to Landlord; or (vii) in the event of partial condemnation, obligated to repair the Premises or the Building or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section 13.02 shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

      13.03 Right to Cure. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease in whole or in part or to claim such cancellation or termination on the basis of a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each Senior Interest Holder whose name and address shall have been previously furnished to Tenant, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage, Subordinated Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall be not less than sixty (60) days and, if such act or omission is of such a nature that it cannot be completely remedied within such sixty (60) day period, such reasonable period shall be such longer period as may be required provided such Senior Interest Holder shall have within such sixty (60) day period given Tenant notice of its intention to remedy such act or omission, and has commenced and thereafter continues to act upon such intention). It is agreed, however, that if such Senior Interest Holder requires possession of the Premises in order to effect a remedy, then such Senior Interest Holder shall have such further period of time as is necessary to obtain possession in addition to the reasonable period referred to in the preceding sentence, provided such Senior Interest Holder shall give Tenant notice of its intention to obtain possession and remedy such act or omission and shall promptly commence and continue to pursue, through appointment of a receiver or foreclosure, summary proceedings or other procedures, steps necessary to obtain possession. It is expressly agreed however that Tenant's obligations under this Lease and its rights to cancel or Terminate this Lease are subject to such remedy by Landlord or such Senior Interest holder, Tenant cannot be obligated to take possession of the Premises if possession has been taken by such Senior Interest Holder or Landlord for such remedy, unless such remedy has been completed as provided herein. For the purposes of this Section 13.03, if there shall be more than one Senior Interest Holder, the provisions of this Section 13.03 shall be applicable only to the holder of the Superior Mortgage or the Subordinated Mortgage which constitutes the first mortgage lien on the Building.

                                   ARTICLE 14
                      BANKRUPTCY; CONDITIONS OF LIMITATION

      14.01 Bankruptcy. (a) In the event a petition is filed by or against Tenant under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended, or any successor thereto (the "Bankruptcy Code"), Tenant, as debtor and debtor-in-possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows: (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Base Rent and Additional Charges due pursuant to this Lease;
(ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; (iii) to determine within sixty (60) days after the filing of such petition whether to assume or to reject this Lease; (iv) to give Landlord at least thirty (30) days' prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days' prior written notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code. Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

      (b) If Tenant or a trustee elects to reject this Lease subsequent to the filing of a petition under the Bankruptcy Code, or if this Lease is otherwise rejected, Tenant shall immediately vacate and surrender possession of the Premises in accordance with Article 21 hereof.

      (c) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed agree as follows: (i) to cure each and every existing breach by Tenant within not more than ninety
(90) days after assumption of this Lease; (ii) within ninety (90) days of this Lease to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including, without limitation, Landlord's costs, expenses and attorneys' fees incurred as a result of such breach, as determined by a court of competent jurisdiction; (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including, without limitation, (A) the deposit of a sum equal to three (3) months' installments of Base Rent to be held to secure Tenant's obligations under the Lease, (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease, and (C) such additional assurances, in form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; (iv) the assumption will not breach any provision of this Lease; (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and (vi) the prior written consent of any Senior Interest Holder to which this Lease has been assigned as collateral security to the assumption is obtained.

      (d) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notices of such proposed assignment, setting forth (i) the name and address of such person, (ii) all the terms and conditions of such offer, and
(iii) the adequate assurances to be provided Landlord to assure such person's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation: (A) the deposit of a sum equal to three (3) months installments of Base Rent to be held to secure Tenant's obligations under this Lease, (B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by an independent certified public accountant, (C) use of the Premises in compliance with the terms of Section 3.01 of this Lease, and (D) such additional assurances, m form reasonably acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

      (e) Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any "fire," "bankruptcy," "going out of business" or auction sale in or from the Premises.

      14.02 Default. This Lease and the term and estate hereby granted are subject to the limitation that:

      (a) if Tenant shall default in the payment of (i) Base Rent and such default shall continue for a period of five (5) days thereafter , or (ii) Additional Charges on any date upon which the same becomes due and any such default shall continue for ten (10) days thereafter, or

      (b) if any policy of insurance carried by or on behalf of Landlord with respect to the Building shall be canceled or rendered void or voidable by reason of the use of the Premises in violation of the restrictions provided in Article 3 or the Rules and Regulations and if Tenant shall fail to cease such use within twenty-four (24) hours after Landlord shall have given Tenant a notice specifying such default, or

      (c) if Tenant shall default in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 14.02(a) and/or 14.02(b), and if such default shall continue and shall not be cured within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control, cannot with due diligence be cured within such period of thirty (30) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default or (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to cure the same and, in any event, cure such default within ninety
(90) days of receipt of Landlord's notice of such default by Tenant, or

      (d) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 12 or Article 13, or

      (e) if the Premises or any substantial portion thereof shall be abandoned or become vacant for a period of twenty (20) consecutive Business Days, or

      (f) if Tenant shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, or

      (g) if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied, then, in any of such cases, Landlord shall, in addition to any other remedies available to it at law or in equity, be entitled to give to Tenant a notice of intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted shall terminate upon the expiration of such three (3) days with the same effect as if the last of such three (3) days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

      14.03 Intentional Default. Tenant expressly recognizes that Tenant's due and punctual performance of all of its obligations under this Lease throughout the Term is of importance to Landlord, and, without limiting the foregoing provisions of Section 14.02, Tenant agrees that, if Tenant shall default (i) in the timely payment of Base Rent or Additional Charges, and such default shall continue or be repeated for two (2) consecutive months or for a total of three
(3) months in any period of twelve (12) months or (ii) in the performance of any other term of this Lease to be performed by Tenant, and such default shall occur more than three (3) times in any period of twelve (12) months, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the termination notice described in Section 14.02 hereof upon Tenant without affording to Tenant an opportunity to cure such further default.

      14.04 Re-entry by Landlord. If this Lease shall terminate as provided in
Section 14.02, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings.

      14.05 Damages. In the event of a termination of this Lease, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

      (a) a sum which, at the time of such termination, represents the then present value (employing a discount rate equal to the then current rate of United States Treasury Bills or Notes, as applicable, maturing on the Expiration Date or the next maturity date for such bills or notes occurring after the Expiration Date) of the excess, if any of (i) the aggregate of the Base Rent and Additional Charges which would have been payable hereunder by Tenant, had this Lease not terminated, for the period commencing with the day following the date of such termination and ending with the Expiration Date over (ii) the aggregate fair rental value of the Premises for the same period (for the purposes of this subsection (a), the amount of Additional Charges which would have been payable by Tenant under Article 5 shall, for each calendar year ending after such termination, be deemed to be an amount equal to the amount of Tenant's Tax Payment payable by Tenant for the calendar year and Tax Year, immediately preceding the calendar year in which such termination shall occur), or

      (b) sums equal to the aggregate Gross Rent which would have been payable by Tenant had this Lease not terminated, payable upon the due dates therefor specified herein until the Expiration Date; provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination and ending on the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and re-entering the Premises and securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period and that Landlord shall have no obligation to so relet the Premises; provided further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this subsection (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination. In addition to all remedies set forth in this Article 14 and anywhere else in this Lease, if Tenant shall be in default under this Lease beyond any applicable cure period, then Tenant shall be obligated to repay to Landlord the Base Rent for which Tenant was excused from paying pursuant to Section 4.02 hereof.

      14.06 Right to Injunction. In the event of a breach or threatened breach on part of Tenant with respect to any of the covenants or agreements on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to seek an injunction.

      14.07 Other Remedies. Nothing herein contained shall be construed as limiting or preventing the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided.

      14.08 Certain Waivers. Tenant waives and surrenders all right and privilege which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term after Tenant is dispossessed or ejected therefrom by process of law.

      14.09 No Waiver. Failure of Landlord to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in its sole discretion, to any items then owing by Tenant to Landlord under this Lease and receipt of a partial payment shall not be deemed to be an accord and satisfaction or waiver of the failure to make full payment.

      14.10 Attorneys' Fees. In the event (i) Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due, hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, or (ii) a court of competent jurisdiction finds or declares that Tenant has defaulted in the performance of the terms of this Lease, or is obligated to perform the terms of this Lease in the manner directed by Landlord, Tenant shall reimburse Landlord within ten (10) days after demand therefor for its reasonable attorneys' fees and disbursements and court costs incurred in such proceedings.

      14.11 Late Payments. (a) All sums paid by Landlord and all costs and expenses incurred by Landlord, including attorneys' fees, in connection with the performance of any act that is required to be performed by Tenant, together with interest thereon at an annual rate (the "Lease Interest Rate") equal to five (5) percentage points above the prime commercial lending rate of Citibank, N.A. (or its successors or assigns) charged to its customers of highest credit standing for ninety (90) day unsecured loans, in effect from time to time, from the date of such payment or incurrence by Landlord of such cost and expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

      (b) In the event Tenant shall fail to pay to Landlord Base Rent or and Additional Charges on the first day the same shall be required to be paid to Landlord hereunder (it being agreed that for purposes of this Article 14, the first day that an amount is required to be paid to Landlord hereunder means the first day that such amount is due notwithstanding that a grace period, with or without notice, has been granted; for example, since Base Rent is due on the first day of each month, even though a grace period until the fifth (5th) day of each month has been agreed to prior to the occurrence of a default hereunder, the first day that Base Rent is required to be paid to Landlord hereunder is the first day of each month and said Base Rent is deemed to be due on the first day of each month and overdue from and after the first day of each month if it is not paid to Landlord by the end of the first day of each month), then:

      (i) Tenant shall pay to Landlord interest on such overdue amount of Base Rent or and Additional Charges at the Lease Interest Rate from the fifth
      (5th) day such overdue amount shall be due, to the date of payment thereof; and

      (ii) In the event that Tenant shall fail to pay any portion of Gross Rent by the date that is ten (10) days after the first day that such amount shall become due and payable, then Tenant shall pay to Landlord an administrative charge equal five percent (5%) of the overdue amount.

                                   ARTICLE 15
                                 QUIET ENJOYMENT

      15.01 Quiet Enjoyment. Landlord covenants that, so long as Tenant is not in default in the payment or performance of any of its obligations under this Lease beyond any applicable grace period, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises. This covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors and assigns only with respect to breaches which occur during its and their respective ownership of Landlord's interest.

                                   ARTICLE 16
                              RULES OF THE BUILDING

      16.01 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with the rules of the Building (the "Rules and Regulations") reasonably adopted and amended by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which shall be communicated by Landlord to Tenant and shall be thereafter carried out and observed by Tenant, its agents, contractors, employees, invitees and licensees. Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. The initial rules of the Building (the "Building Rules and Regulations") are set forth in Exhibit D". If any rule of the Building shall conflict with any provision of this Lease, such provision shall govern.

      16.02 Graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the Premises, unless in accordance with Landlord's established building standard building signage and approved by Landlord in writing prior to any such of installation. Tenant shall submit such request in writing to Landlord at least thirty (30) days prior to such proposed installation. Landlord shall have ten
(10) days to accept or reject Tenant's proposal. If rejected, Tenant shall have the option to resubmit its proposal

                                   ARTICLE 17
                                    INSURANCE

      17.01 Compliance with Insurance Standards. Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the risk of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building or Building and/or its contents. Landlord shall not be liable for the acts or omissions of other tenants or parties which are in violation of the provisions of this Section.

      17.02 Landlord Insurance. (a) Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount at least equal to eighty percent (80%) of the replacement value thereof with such commercially reasonable deductible(s) as may be determined by Landlord in its reasonable discretion. Tenant shall notify Landlord of the completion of any such Alterations and of the cost thereof, and shall maintain adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

      (b) Landlord shall have the right to satisfy its obligations under subsection (a) of this Section 17.02 by means of any so-called blanket policy or policies of insurance covering the Building and other properties of Landlord or its affiliates.

      17.03 Tenant Insurance. (a) Tenant, at Tenant's sole cost and expense, shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to Tenant's Property and to all Alterations to the Premises under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof, with such commercially reasonable deductible(s) as may be determined by Tenant in its reasonable discretion.

      (b) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in full force and effect throughout the Term a commercial general liability insurance policy (ISO form or equivalent) insuring Tenant and naming Landlord and, at Landlord's request, any Senior Interest Holder and any managing agent(s) of Landlord as additional insured(s), against any liability for bodily injury, death or property damage occurring on or about the Premises, with limits of liability of not less than $1,000,000 with respect to bodily injury and property damage arising from any one occurrence and $1,000,000 from the aggregate of all occurrences within each policy year. Such policy shall include a provision that such aggregate limit shall apply separately at the Premises. In addition, Tenant shall carry umbrella limits not less than $2,000,000 per occurrence for a total liability limit of $3,000,000.

      (c) Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other named insureds thereunder shall not be less than the coverage which would be provided by direct policies.

      17.04 Waiver of Subrogation. The parties hereto (a) shall use all reasonable efforts to procure an appropriate clause in, or endorsement on, any all-risk insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies issuing same waive subrogation or consent to a waiver of right of recovery, and (b) subject to obtaining such clause or endorsement of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsement or clause or endorsement consenting to a waiver of right of recovery. If either party shall be unable to obtain the inclusion of such waiver of subrogation or consent to waiver clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured but not a loss payee) under the policy. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property, that Landlord may not carry insurance on, and shall not be responsible for damage to, any Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

      17.05 Policy Requirements. (a) The insurance required to be obtained by Tenant under this Article: (i) shall be issued by an insurance company of recognized reputability, and (ii) shall be primary and not be concurrent in form or contributing with any other coverage which Tenant or Landlord may carry.

      (b) Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under this Lease. The dollar amounts set forth in this Article shall be subject to review by Landlord from time to time during the term and may be increased by Landlord in accordance with the requirements imposed by landlords from time to time with respect to first-class office buildings located in the Borough of Manhattan in the City of New York.

      (c) With respect to each insurance policy required to be obtained by Tenant under this Article, on or before the Commencement Date, Tenant shall deliver to Landlord satisfactory evidence that such insurance is in effect and satisfies the requirements of this Article, by no later than ten (10) days prior to the expiration of any required policy Tenant shall provide to Landlord reasonably satisfactory evidence of renewal or replacement of such insurance policy. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be canceled or modified unless Landlord shall have received at least thirty (30) days' prior written notice of such cancellation or modification.

                                   ARTICLE 18
                        NONLIABILITY AND INDEMNIFICATION

      18.01 Exculpation. (a) Neither Landlord nor any Senior Interest Holder, nor any of their agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall, except as provided in subsection
(b) hereinafter, shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises in connection with any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property or of the property of Tenant or any other person arising from or in connection with the use by Tenant or such other person of the Premises or the Building, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Premises as incidental to the reasonable use of the Premises for the purposes herein permitted will be brought upon or be kept in the Premises. Any employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor any Senior Interest Holder nor their respective agents shall be liable for any loss of or damage to any such property by theft or otherwise.

      (b) Except for such liability as may be imposed by law for the negligence of Landlord or Landlord's Agents or for the breach by Landlord of any term of this Lease to be performed by Landlord, no (i) performance by Landlord, Tenant or others of any repairs or Alterations in or to the Building or Premises, (ii) failure of Landlord or others to make any such repairs or Alterations, (iii) damage to the Building Systems or equipment, Premises or the property of Tenant,
(iv) injury to any persons caused by other tenants or persons in the Building or by operations in the construction of any private, public or quasi-public work, or by any other cause, (v) latent defect in the Building, Building Systems or equipment or Premises, (vi) diminution or shutting off of light, air or view by any structure which may be erected on lands in the vicinity of the Building or
(vii) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of anything referred to in the foregoing subsections
(i) through (vi), shall impose any liability on Landlord to Tenant. No representation, guaranty or warranty is made that the communications or security systems, devices or procedures of the Building or Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of the property of Tenant or the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systerns or procedures without liability to Tenant.

      18.02 Indemnity. To the fullest extent permitted by applicable law, Tenant hereby agrees to indemnify and hold harmless Landlord, each Senior Interest Holder and any managing agent of Landlord, and their respective agents, officers, directors, shareholders, partners and principals, from and against any and all claims, losses, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) that arise out of or in connection with (a) the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof, or the business conducted by Tenant in the Premises, or (b) any Alteration to any portion of the Premises or the Building made by or for Tenant or any occupants of the Premises, or (c) any willful or negligent act or omission of Tenant or anyone for whom Tenant is responsible, or (d) any default, breach, violation or nonperformance of this Lease by Tenant or any subtenant of Tenant or any officer, employee, agent or contractor of Tenant or any subtenant of Tenant, or (e) any Environmental Activity by Tenant or anyone for whom Tenant is responsible at the Building, or (f) any injury or death to individuals or damage to property sustained on or about the Premises; provided, however, that nothing contained in this Section shall obligate Tenant to indemnify Landlord from any claim, loss, damage, liability or expense resulting solely from the gross negligence or willful misconduct of Landlord or Landlord's Agents. Tenant shall, at its own cost and expense, upon notice thereof from Landlord defend any and all actions, suits and proceedings which may be brought against any one or more of the aforesaid parties with respect to the foregoing or in which any one or more of the aforesaid parties may be impleaded. Tenant shall pay, satisfy and discharge any and all final money judgments which may be recovered against Landlord in connection with the foregoing. The general liability insurance policy required by Section 17.03(b) hereof shall also cover Tenant for liability assumed by contract, specifically including clause (f) of this Section 18.02. The obligations of Tenant under this Section 18.02 shall survive the expiration or sooner termination of this Lease.

      18.03 Limitation of Landlord's Personal Liability. Tenant shall look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, and if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. The foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors or assigns or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. Any lien obtained to enforce any such judgment and any levy of execution on such judgment shall be subject and subordinate to any Superior Mortgage.

                                   ARTICLE 19
                                  CONDEMNATION

      19.01 Condemnation. (a) If there shall be a total taking of the Premises or a Constructive Total Taking (as defined in this Section 19.01) of the Building in condemnation proceedings or by any right of eminent domain or by conveyance in lieu thereof, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of taking of possession by the condemning authority. In the event of a taking which is less than a Constructive Total Taking, (i) the term and estate hereby granted with respect to the taken part of the Premises shall forthwith cease and terminate as of the date of taking of possession by the condemning authority and the Gross Rent, Tenant's Tax Share and Base Real Estate Taxes shall be appropriately abated or reduced, as the case may be, with respect to such portion of the Premises for the period from such date to the date specified in this Lease for the expiration of the Term and (ii) the Base Rent shall be appropriately abated for any portion of the Premises rendered untenantable by such taking until such portion of the Premises is made tenantable. "Constructive Total Taking" means a taking of such scope that (A) the untaken part of the Building (whether or not the Premises are affected by the taking) would in Landlord's judgment be uneconomic to operate and (b) leases (including this Lease) of tenants occupying at least seventy-five percent (75%) of the rentable area of the Building are terminated in connection with such taking. Landlord shall give Tenant notice of a total taking or a Constructive Total Taking within fifteen (15) days of receiving notice thereof.

      (b) In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, Tenant shall be entitled to receive no part of such award and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof; provided, however, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case for the expenses of moving to a new location, reimbursement for the loss of Tenant's Property or for any other benefits available to a tenant in such circumstances; provided further that the same (i) does not include any value of the estate vested by this Lease in Tenant and (ii) shall not reduce the award of Landlord in any respect.

      (c) Notwithstanding the foregoing, if all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall continue in full force and effect (without any abatement of the Gross Rent) and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise) unless the period of governmental occupancy extends beyond the Expiration Date, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the Expiration Date. If the termination of such governmental occupancy occurs prior to expiration of this Lease, Tenant shall, to the extent that an award has been made for such purpose, after application for and diligent pursuit of such award by Tenant, restore the Premises as nearly as possible to their condition prior to the condemnation or taking.

                                   ARTICLE 20
                                    CASUALTY

      20.01 Casualty. If (a) the Premises or any part thereof shall be damaged or rendered untenantable by fire or other insured casualty, (b) Tenant gives notice of such damage or destruction to Landlord and (c) this Lease is not to be terminated pursuant to this Article 20, Landlord shall proceed with the repair of such damage (but Landlord shall have no obligation to repair any damage to any Alterations or Tenant's Property) with reasonable diligence after the collection of the insurance proceeds attributable to such damage, but only to the extent of available insurance proceeds. Except as provided in Section 20.06, the rent shall be equitably abated to the extent that all or any part of the Premises shall have been rendered untenantable, from the date of the damage to the date that Landlord shall have completed the repairs required of Landlord pursuant to the previous sentence; provided, however, that if Tenant reoccupies a portion of the Premises during the period of repair, the rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

      20.02 Landlord Right to Terminate. If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or the insurance proceeds available to Landlord, in Landlord's sole opinion, shall not be reasonably sufficient to repair the damage, then in any such event Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days' notice of such termination at any time within one hundred eighty (180) days after the date of such fire or other casualty. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date. If, at any time prior to the giving of the notice of termination or the commencement of repairs pursuant to Section 20.01, there shall be a

Successor Landlord (as hereinafter defined), such Successor Landlord shall have a further period of ninety (90) days from the date of its taking possession or from the expiration of the one hundred eighty (180) day period established above, whichever is earlier, to terminate this Lease by thirty (30) days' notice to Tenant, in which event this Lease shall terminate as of the date provided in such notice (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date.

      20.03 Disclaimer. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant occasioned by damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property or the Improvements made by or on behalf of Tenant in the Premises, and, notwithstanding anything to the contrary in this
Article 20, Landlord shall not be obligated to repair any damage to Tenant's Property or to said Improvements or to replace the same.

      20.04 RPL ss. 227. This Article shall be considered an express agreement governing any case of damage to or destruction of the Building and the Premises by fire or other casualty, and any law providing for such a contingency in the absence of such an express agreement, including, without limitation, New York Real Property Law ss. 226, shall have no application in such case.

      20.05 Cooperation. Notwithstanding any of the foregoing provisions of this
Article 20, if, by reason of some action or inaction on the part of Tenant or any of Tenant's Invitees, either (a) Landlord or the Senior Interest Holders shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) the Premises or the Building shall be damaged or destroyed or rendered completely or partially Untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective (i) in the case of subsection (a) above, to the extent of the uncollected insurance proceeds, and (ii) in the case of subsection (b) above, to the extent of the excess of the cost of repair over the amount of the collected insurance proceeds.

                                   ARTICLE 21
                                    SURRENDER

      21.01 Surrender. (a) On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord, Tenant shall, at its expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair, ordinary wear, tear and damage by fire or other insured casualty excepted, together with all Tenant Improvements and Alterations (except as otherwise provided for in this Lease). Tenant shall, at its expense, except to the extent Landlord shall notify Tenant in writing not later than thirty (30) days prior to the Expiration Date, remove from the Building all of Tenant's Property and restore the Premises to their condition prior to the making of such improvements. Any Tenant's Property or other personal property which shall remain in the Premises (A) after the Expiration Date or (b) for thirty (30) days after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of as Landlord may see fit. If such property not so removed shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, moving and storage, arrears of rent and any damages to which Landlord may be entitled. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of any item that Tenant is required to remove and/or dispose of pursuant to this Section 21.01, shall be reimbursed to Landlord by Tenant as Additional Charges on demand. The obligations of Tenant under this Section 21.01(a) shall survive the expiration or sooner termination of the Lease.

      (b) Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of same import then in force in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

      21.02 Holding-Over. In the event of any holding-over by Tenant after expiration or termination of this Lease without the consent of Landlord, Tenant shall:

      (a) pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) two hundred fifty percent (250%) of the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and

      (b) be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant (including, without being limited to, any holdover expenses, rent or damages that a New Tenant shall be responsible for), and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant.

No holding-over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding-over, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Anything in this Article to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to this
Section 21.02 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of
Section 223-C of the Real Property Law of the State of New York and any successor law of like import.

                                   ARTICLE 22
                              ESTOPPEL CERTIFICATES

      22.01 Estoppel Certificates. Tenant agrees at any time and from time to time upon ten (10) days' prior notice from the Landlord to execute, acknowledge and deliver to the Landlord and to such other persons and entities as Landlord may reasonably designate, a statement certifying (a) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (b) the date to which the Base Rent has been paid and the current amount of Base Rent, (c) whether all Additional Charges that are due and payable on or before such date have been paid in full, (d) that, to the best of the certifying party's knowledge, the Landlord is not in default in observing, performing or complying with any term, covenant or condition contained in this Lease on such party's part to be observed, performed or complied with or, if the certifying party has knowledge of any such default, specifying each such default, (e) that, to the best of the certifying party's knowledge, the certifying party has not made and does not have any claim against the Landlord under this Lease or, if so, the nature and the dollar amount, if any, of such claim, (f) that, to the best of the certifying party's knowledge, there do not exist any offsets, defenses or counterclaims against enforcement of any of the terms, covenants or conditions of this Lease to be observed, performed or complied with on the part of the Landlord, or, if such do exist, specifying the same and the dollar amount thereof, and (g) such further information with respect to this Lease or the Premises as Landlord may reasonably request, it being intended that any such statement delivered pursuant to this Section 22.01 shall be binding on the certifying party and may be relied upon by the requesting party and any designee of the requesting party, including, without limitation, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises, or any lessor or prospective lessor under any underlying lease of the Premises or any assignee or prospective assignee of any such mortgagee or lessor.

                                   ARTICLE 23
                              INTENTIONALLY DELETED

                                   ARTICLE 24
                              INTENTIONALLY DELETED


                                   ARTICLE 25
                              INTENTIONALLY DELETED

                                   ARTICLE 26
                                  PARTIES BOUND

      26.01 Successors and Assigns. The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 12 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 13 or Article 14.

      26.02 Present Landlord. The term "Landlord" shall mean only the owner at the time in question of the present landlord's interest in the Building and, in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease for all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall have assumed and agreed to perform, subject to the limitations of this Article and, in the case of a Successor Landlord, the provisions of Section 13.02 and only during and in respect of the Transferee's period of ownership of Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership. The terms of this Lease shall be deemed to be "covenants running with the land", it being intended that Landlord's obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

      26.03 No Offer. The submission of this Lease to Tenant shall not constitute an offer and shall not bind the parties hereto in any manner whatsoever until (a) Tenant has duly executed and delivered duplicate counterparts to Landlord, and (b) Landlord has executed and delivered one fully executed counterpart to Tenant.

      26.04 Inability to Perform. (a) This Lease and the obligations of Tenant to pay Gross Rent and perform all of the other terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible; provided, however, that Landlord shall be under no obligation to employ overtime or premium labor.

      (b) For purposes of this Lease, "Force Majeure" shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto or other tenants, Legal Requirements and other forms of governmental restrictions, regulations or controls (including energy and water conservation measures), labor disputes, accidents, mechanical breakdowns, shortages or inability to obtain labor, fuel, steam, water, electricity or materials through ordinary sources, acts of God, war, sabotage, embargo, enemy action, civil commotion, fire or other casualty, but shall not include lack of funds or financial inability to perform.

      26.05 Waiver of Counterclaims and Jury Trial. In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees not to interpose, by consolidation of actions or otherwise, any counterclaim in any such proceeding (provided that the claim to be asserted in any such counterclaim would not be waived by Tenant's failure to raise such claim), it being agreed that nothing contained herein shall be deemed to prevent Tenant from bringing a separate proceeding with respect to such counterclaim or be deemed a waiver thereof. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any matter arising out of or in any way connected with this Lease. The provisions of this Section 26.05 shall survive the termination of this Lease.

      26.06 Notices. Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and

      (a) if to Tenant, then, at the option of Landlord,

            (i) sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant's address Attention: Chief Financial Officer, as set forth in this Lease or to such other address as Tenant may designate for such purpose by like notice, or

            (ii) delivered by hand to Tenant Attention: Chief Financial Officer at the Premises or at the address to which a mailed notice would be sent pursuant to clause (i) above;

      (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord's address as set forth in this Lease, or to such other address as Landlord may designate for such purpose by like notice; and

      (c) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid, addressed to such person's last known principal address or to such other address as such person may designate to Landlord and Tenant as its address for such purpose by like notice.

Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given (A) on the date delivered, if delivered to Tenant by hand, or (B) on the earlier of (x) the date actually received or (y) the third (3rd) Business Day after mailing.

      26.07 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

      26.08 Amendments. This Lease may not be altered, changed or amended except by an instrument in writing signed by the party to be charged.

      26.09 No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant.

      26.10 Brokers. Each party represents to the other that it has dealt with no broker in connection with this Lease other than the Broker (as defined in Section 1.01). Each shall indemnify and hold harmless the other from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than the Broker) who has dealt with Tenant in connection with this Lease (Landlord not to make any settlement with any such broker without Tenant's consent). Landlord shall indemnify and hold harmless Tenant from and against all loss, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by the Broker or any other broker who has dealt with Landlord in connection with this Lease (Tenant may not make any settlement with any such broker without Landlord's consent). Landlord shall pay the Brokers a commission (the "Commission") in accordance with a separate agreement. The obligations of Landlord and Tenant under this Section
26.10 shall survive the expiration or sooner termination of this Lease.

      26.11 Merger. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understandings and statements, oral or written, with respect thereto are merged in this Lease.

      26.12 Applicable Law. This Lease shall be construed and enforced according to the laws of the State of New York.

      26.13 Shoring: No Dedication. (a) If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant shall afford Landlord or the person causing such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall reasonably deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. Such license to enter shall be without liability of Landlord to Tenant.

      (b) Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Common Areas to the public at any time to the extent necessary to prevent a dedication thereof for public use. Landlord shall use reasonable efforts to minimize any resulting interference with access to the Premises.

      26.14 Notice of Occurrences. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telegram, facsimile or personal delivery to the address of Landlord then in effect for notices.

      26.15 Vaults. No vaults, vault space or other space not within the property line of the Building shall be leased hereunder notwithstanding anything contained in or indicated on any sketch, blueprint or plan, or elsewhere in this Lease to the contrary. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which Tenant may be permitted to use or occupy, are to be used or occupied under a license revocable by Landlord on ten (10) days' notice to Tenant, and should any such license be revoked by Landlord, or should the amount of any such vaults, vault space or other space be diminished or required by any federal, state or municipal authority or public utility, Landlord shall be without liability to Tenant. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant.

      26.16 Window Cleaning. Tenant shall not authorize the cleaning of any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute).

      26.17 Windows. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Legal Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Base Rent or Additional Charges nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

      26.18 Consents and Approvals. (a) Wherever it is specifically provided in this Lease that a party's consent or approval shall not be unreasonably withheld, a response to a request for such consent or approval shall also not be delayed. If either Landlord or Tenant considers that the other has withheld or delayed a consent or approval, it shall so notify the other party within ten
(10) days after receipt of notice of denial of the requested consent or approval or, in case notice of denial is not received, within fifteen (15) days after making its request for the consent or approval. "Consent" shall mean the prior written approval or consent of the applicable party.

      (b) Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment that the requested consent or approval shall be deemed to have been granted.

      26.19 Development Rights. (a) Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Building.

      (b) Landlord shall have the right, at any time, to convert the Building to condominium ownership and, upon such conversion, (i) this Lease and the estate granted hereby shall be subject and subordinate to the applicable condominium declaration and related documents and (ii) the owner of the unit or units of which the Premises form a part shall be deemed to be the Landlord hereunder.

      (c) (1) Anything to the contrary contained in this Lease notwithstanding, Landlord, upon not less than thirty (30) days prior written notice to Tenant, shall have the right and shall use all reasonable efforts to substitute, as of a date specified in said notice (the "Effective Date"), other space (the "Substitute Space") in the Building of which the Premises forms a part as the demised premises hereunder in lieu of the space (the "Prior Space") then constituting the demised premises hereunder immediately prior to the giving of such notice.

            (2) Prior to the Effective Date, Landlord, at Landlord's expense and with Tenant's reasonable cooperation (but at no cost to Tenant), shall furnish necessary moving labor to move Tenant and Tenant's equipment and personal property to the Substitute Space, which Substitute Space shall be substantially equivalent in area to the Prior Space and, further, Landlord shall reimburse Tenant for the cost of transferring its telephone service to the Substitute Space.

            (3) Automatically on the Effective Date, the Substitute Space shall constitute the demised premises hereunder and all of the terms of this Lease shall apply thereto (except that Landlord shall not be required to perform any work or furnish any materials with respect to Tenant's installation in the Substitute Space, other than as hereinabove specifically provided), and the Prior Space shall automatically be deleted from the coverage of this Lease and the term of this Lease insofar as the Prior Space only is concerned shall be deemed to have ceased and expired with the same force and effect as if the Effective Date were originally provided in this Lease as the expiration date hereof but this Lease shall continue in full force and effect for the full term hereof with respect to the Substitute Space.

            (4) Tenant covenants and agrees to quit and surrender vacant full possession of the Prior Space to Landlord on the Effective Date free and clear of any leases, tenancies and rights of occupancy of anyone claiming by or through Tenant. If Tenant shall fail or refuse to surrender such vacant full possession of the Prior Space to Landlord on or before the Effective Date (for any reason other than failure to furnish moving labor to Tenant), then and in such event Tenant shall pay to Landlord for each day or fraction thereof that Tenant shall fail to surrender such vacant full possession of the Prior Space to Landlord (in additional to all Base Rent and Additional Charges provided to be paid under this Lease which is applicable from and after the Effective Date to the Substitute Space) an agreed-upon sum equal to three (3) times the quotient obtained by diving (i) the sum of the monthly installment of Base Rent then payable under this Lease plus one-twelfth (1/12) of all Additional Charges then payable under this Lease by (ii) thirty (30) (the "Daily Rate for the Prior Space"). Such Daily Rate for the Prior Space is in the nature of liquidated damages to Landlord for Tenant's failure to surrender such vacant full possession of the Prior Space to Landlord on or before the Effective Date. The foregoing provision for payment by Tenant of the Daily Rate for the Prior Space shall be without prejudice to Landlord's instituting summary or such other proceedings as Landlord may desire in order to obtain as promptly as possible vacant full possession of the Prior Space. The foregoing provision for payment by Tenant of the Daily Rate for the Prior Space relates solely to Landlord and Tenant's mutual agreement to the daily value of the Prior Space to each of Landlord and Tenant taking into consideration Tenant's agreement to comply with the terms of this Article and to surrender vacant full possession of the Prior Space to Landlord on or before the Effective Date, time being deemed of the essence; therefore, in addition to Tenant's agreement to make payment of the Daily Rate for the Prior Space for each subject day, Tenant agrees to pay Landlord the total amount of any loss, damage, cost or injury (including attorneys' fees and disbursements) suffered by Landlord with regard to any existing or potential transaction which is adversely affected by Tenant's failure or refusal to timely surrender the Prior Space.

      (d) If Landlord shall at any time during the term of this Lease decide to demolish or substantially renovate the Building, including but not limited to a change of use of the Building and/or that portion of the Building in which the Premises are a part, then Landlord shall have the right to terminate this Lease as of the last day of any month thereafter upon not less than one (1) year prior written notice by Landlord to Tenant. In the event that Landlord shall give such notice, then upon the date specified in such notice for the termination of this Lease, this Lease and the term and estate hereby granted shall terminate as though such date were the date originally set forth in this Lease for the expiration of the term hereof, and Tenant shall, on or before such date, vacate and remove from the Demised Premises in accordance with the provisions of this Lease.

      26.20 Business Hours. As used in this Lease, "Business Days" means any days which are not Saturdays, Sundays or holidays designated by Landlord ("Holidays") and "Business Hours" means the hours between 8:00 A.M. and 6:00 P.M. on Business Days.

      26.21 Confidentiality. Tenant shall use reasonable efforts to keep the provisions of this Lease confidential, and shall instruct its agents, employees, attorneys and consultants to keep such provisions confidential.

      26.22 Exhibits. The terms and provisions of Exhibits "A" through "E", inclusive, attached to this Lease are made a part of this Lease for all purposes.

      26.23 No Recording of Lease. Neither this Lease nor any memorandum in respect of this Lease shall be recorded.

                                   ARTICLE 27
                                    SECURITY

      27.01 Security. (a) Tenant has deposited with Landlord or an irrovable letter of credit from a New York Bank in the sum of $49,559.50 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Basic Rent and Additional Charges, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Basic Rent and/or Additional Charges and/or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and building, or leasing of the Building, of which the Premises forms a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look to the new Landlord solely for the return of such security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      (b) The security deposited pursuant to the provisions of this Article shall be placed in an interest bearing account in a New York State banking institution having a New York City branch selected by Landlord, subject to Landlord's sole right to change the depository at any time to any banking organization having a place of business in the City of New York, interest earned to become additional security. It is also understood and agreed that interest at 1.0% per annum of the security funds shall be retained by Landlord as an administrative fee.

                  [END OF PAGE; SIGNATURES FOLLOW ON NEXT PAGE]

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            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this
Lease as of the day and year first above written.

LANDLORD:

80-02 LEASEHOLD COMPANY, L.P.


By:_________________________________
                   Managing Manager


TENANT:

FIDELITY HOLDINGS, INC.


By: _________________________________

         Name: ______________________

         Title: _____________________

                                   Exhibit "A"

                                   Exhibit "B"

Landlord shall perform the following work as and for the Initial Alterations as provided herein and as indicated on Tenant's Plan attached as Exhibit B-1:

                                   Exhibit "D"

                         Building Rules and Regulations

            1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, elevators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas") shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from a tenant's premises, and no tenant shall permit any of its agents, employees, contractors, licensees or invitees (collectively, "Invitees") to congregate or loiter in any of the Public Areas or any other part of the Building used in common by other tenants of the Building. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and shall not be used for any other purposes by any tenant, or the Invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it reasonably deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of a tenant's premises.

            2. No awnings or other projections shall be attached to the outside walls (or inside atrium walls) or windows of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of a tenant's premises, without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, reasonably approved by Landlord. No tenant shall have the right to remove or change curtains, shades, blinds or other window coverings within its premises without Landlord's consent. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall
(a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

            3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of its premises or the Building or on corridor walls without the prior consent of Landlord. Signs on or outside each entrance door of a tenant's premises shall conform to building standard signs. Such signs shall, at the expense of the applicable tenant, be inscribed, painted or affixed by sign makers and in a location approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this Rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

            4. Neither the sashes, sash doors, skylights or windows that reflect or admit light and air into the Public Areas in the Building nor the HVAC vents and doors shall be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral heating enclosures. Whenever the HVAC systems are in operation, such tenant shall cause the shades, blinds or other window coverings to be drawn, as required because of the position of the sun.

            5. No showcases or other articles or property shall be put by any tenant in front of or affixed to any part of the exterior of the Building, nor placed in the Public Areas.

            6. No acids, vapors or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any HVAC vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by any tenant, or the Invitees of such tenant, shall be paid by such tenant. Any cuspidors or similar containers or receptacles shall be emptied, cared for and cleaned by and at the expense of the tenant.

            7. Except for the making of customary office decorations in its premises in accordance with its lease, no tenant shall mark, paint, drill into or in any way deface any part of its premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of, and as directed by, Landlord. No telephone, telegraph or other wires or instruments shall be introduced into the Building by any tenant except in a manner approved by Landlord. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

            8. No bicycles, vehicles, animals (except seeing eye dogs as legally required), fish or birds of any kind shall be brought into, or kept in or about, a tenant's premises.

            9. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would unreasonably or materially adversely impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

            10. Nothing shall be done or permitted in a tenant's premises, and nothing shall be brought into, or kept in or about a tenant's premises, which would unreasonably or materially adversely affect, impair or interfere with any of the Building Equipment or the proper and economical rendition of Landlord's Services in the Building or to a tenant's premises, or which would cause discomfort, annoyance or inconvenience to Landlord or any other tenant, nor shall there be installed by any tenant any HVAC, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. No tenant, nor the Invitees of any tenant, shall at any time bring or keep upon its premises any inflammable, combustible, noxious or explosive fluid, chemical or substance.

            11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof, unless Landlord is furnished with keys therefor or other means of access thereto. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord and Landlord may charge Tenant therefor. Each tenant shall, upon the expiration or sooner termination of its lease, turn over to Landlord all keys to stores, offices, storage areas and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, Tenant may install a security system in the Premises which uses master codes or cards instead of keys provided that Tenant shall provide Landlord with the master code or card for such system.

            12. All removals, the carrying in or out of the Building and the movement from floor to floor within the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description, shall take place only during such hours, in such elevators and under such restrictions as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord in connection therewith. No such materials or objects shall be transported in passenger elevators without Landlord's prior written consent in each instance.

            13. Landlord reserves the right to inspect all packages, objects and matter to be brought into the Building and to exclude from the Building anything which violates any of these Rules and Regulations or the applicable tenant's lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package, object or matter and the tenant from whose premises the package, object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall not be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from its premises or the Building under the provisions of this Rule 13 or of Rule 16 hereof.

            14. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, for any of the following purposes: (a) sale of wine, ale, beer or other alcoholic beverages in the Premises; (b) sale at wholesale or retail by vending machines (except to Tenant's employees and business guests) or otherwise, or demonstrations to the public, or as a restaurant or bar, of candy, food, cigarettes, cigars, tobacco, newspapers, magazines, beverages or similar items, or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except by Tenant's employees and business guests); (c) manufacturing, printing or electronic data processing, except for the operation of normal business office equipment and machines for Tenant's own requirements, as distinguished from operation for commercial hire or for the sale of the products or services to others; (d) rendition of medical, dental or other diagnostic or therapeutic services, except that Tenant shall have the right to employ a resident nurse for Tenant's employees normally working at the Premises; (e) conduct or maintenance of any gambling or gaming activities or any political activities or any club activities, whether private or public; (f) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission, or any other person or entity entitled to diplomatic or sovereign immunity; (g) a retail banking, trust company, depository, guarantee or safe deposit business; (h) a retail savings bank, savings and loan association or loan company; (i) sale to the public of travelers checks, money orders, drafts, foreign exchange or letters of credit or the receipt of money for transmission;
(j) a stockbroker's or dealer's office or the underwriting or sale of securities or for a public finance (personal loan) business; (k) an employment agency, executive search firm or similar enterprise; (1) a labor union, school or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises); (m) a barber shop or beauty salon; (n) a travel agency; (o) as an office for a public stenographer or public typist;
(p) for the possession, storage, manufacture or sale of narcotics or; (q) telephone or telegraph agency, telephone or secretarial service, or messenger service; or (r) a company engaged in the business of renting office or desk space. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on its premises, or advertise for laborers giving an address at the Building.

            15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and/or discontinue such advertising or identifying sign; provided, however, that the foregoing shall not prohibit the exhibition of a tenant's logo or trademark (from time to time) in its premises.

            16. At all times, Landlord reserves the right to require all persons entering the Building to sign a register, and/or to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register. Each tenant shall be responsible for all persons whom such tenant so accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants thereof may be denied access to the Building or may be removed from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

            17. Each tenant, before closing and leaving its premises at any time, shall see that all lights are turned off. All entrance doors to a tenant's premises shall be kept locked when such premises are not in use. Entrance doors shall not be left open at any time unless a tenant occupies a full floor and then only during business hours.

            18. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitorial service or other cleaning in such tenant's premises and while making repairs in such tenant's premises.

            19. No premises shall be used for lodging or sleeping or for any immoral or illegal purpose.

            20. The requirements of tenants will be attended to only upon request to the office of the Building made during normal Building Business Days and hours. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

            21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

            22. There shall not be used in any space, or in the Public Areas, either by any tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators.

            23. No tenant shall emit or discharge objectionable noise, fumes, vapors or odors into the Building or Building Equipment or cause or permit any odors of cooking, warming or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking or warming (by microwave or otherwise) shall be done in a tenant's premises except as is expressly permitted in its lease.

            24. All paneling, doors, trim or other wood products not considered furniture shall be of fire- retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and installed in a manner reasonably approved by Landlord.

            25. No tenant shall, without the consent of Landlord, place or cause or permit to be placed, any radio or television antenna or other signal sending or receiving device on the roof or on any other part of the outside of the Building or any device, electrical or otherwise, in such tenant's premises which may emanate electrical interference or radio waves which may impair radio or television broadcasting or reception or the normal use of computers or other electronic devices from or in the Building or elsewhere.

            26. Each tenant shall comply, and cause its Invitees to comply, with all rules and regulations from time to time established by Landlord.

            27. Any persons employed by a tenant to perform any repair, maintenance or janitorial work within such tenant's premises shall, while in the Building and outside of such tenant's premises, be subject to the Landlord (but not as an agent, servant or employee of Landlord), and such tenant shall be responsible for all acts of such persons.

                        Alteration Rules and Regulations

A. General

            1. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, a complete plan of the Premises, or of the portion of the Premises in on which the Alterations are to be performed. Drawings are to be complete with full details and specifications for all of the Alterations.

            2. The proposed Alterations must comply with the Administrative Code of The City of New York and the rules and regulations of the Building Code and the Department of Buildings of The City of New York and any other agencies having jurisdiction.

            3. No work shall be permitted to commence without the Landlord being furnished with a valid permit from the Department of Buildings and/or other agencies having jurisdiction, if required for such work.

            4. All (a) demolition or removals, or (b) other categories of work if such work would disturb or interfere with other tenants of the Building or disturb Building operations, or (c) carrying in or out of construction materials to or from the Building, must be scheduled and performed before or after normal working hours and Tenant shall provide the Landlord with at least seventy-two
(72) hours' notice prior to proceeding with such work, and shall pay for any overtime labor, engineering and related other costs incurred by Landlord in connection therewith.

            5. All inquiries, submissions, approvals and all other matters shall be processed through Landlord.

B. Prior to Commencement of Work

            1. Tenant shall submit to the Landlord a request to perform the work. The request shall include the following enclosures:

                  (a) A list of Tenant's contractors and/or subcontractors for Landlord's approval, unless the names of same shall then be on the Approved List.

                  (b) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer if required by
      Article 8 of the lease.

                  (c) A properly executed Building Notice application form or Alteration form if required for the work; Engineer's Statement if HVAC work is to be performed; Plumbing Specification sheet if any plumbing change is to be performed.

                  (d) Four executed copies of the Insurance Requirements for Alterations agreement, in the form attached to these Rules and Regulations, from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

                  (e) Contractor's and subcontractor's insurance certificates including a "hold harmless" in accordance with the Insurance Requirements for Alterations agreement.

            2. Landlord will return the following to Tenant:

                  (a) Plans approved or returned with comments (such approval or comments shall not constitute (i) a waiver of Department of Buildings approval, (ii) approval of other jurisdictional agencies or Landlord's approval of the Scope of Work proposed by or on behalf of Tenant).


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

                  (b) Signed application forms referred to in 8.02 (c), above, providing proper submissions have been made.

                  (c) Covering transmittal letter.

            3. Tenant, with Landlord's cooperation, if reasonably required, shall obtain Department of Buildings approval of plans and a permit from the Department of Buildings where required by law for the work. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

C. Requirements and Procedures

            1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

            2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

            3. All demolition shall be monitored by Landlord's representative at Tenant's expense.

            4. Landlord shall charge Tenant for elevator service for construction work in accordance with Landlord's then Building standard rates therefor. Tenant shall make arrangements for each such elevator use with Landlord at least seventy-two (72) hours in advance. No material or equipment shall be carried under or on top of elevators. If an engineer is required, such engineer shall be paid for by Tenant promptly after receipt of a bill therefor.

            5. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be monitored by Landlord's representative at Tenant's expense. No work will be performed in building mechanical equipment rooms without Landlord's approval and shall be monitored by Landlord at Tenant's expense.

            6. Tenant's contractor shall:

                  (a) have a Superintendent or Foreman on the Premises at all times when work is being performed and at reasonable times before and after as appropriate;

                  (b) police the job at all times, continually keeping the Premises broom-clean and orderly;

                  (c) maintain cleanliness and protection of all areas, including elevators and lobbies;

                  (d) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

                  (e) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building and/or Premises air conditioning system(s); and

                  (f) avoid the disturbance of other tenants.

                  (g) comply with all life, health and safety codes, rules and regulations and requirements and/or recommendations made by any insurance carrier.

            7. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for the cost of corrective work done by Building personnel or others as Landlord shall designate in addition thereto and/or in substitution therefor.

            8. All equipment and installations must be equal to the standards of the Building. Any deviation from Building standards will be permitted only if indicated or specified on the plans and specifications, samples provided, if requested, at no cost to Landlord and approved in advance by Landlord.

            9. A properly executed air balancing report signed by a qualified professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

            10. Upon completion of the Alterations, Tenant shall submit to Landlord properly executed documents indicating total compliance and final approval by the Department of Buildings of the Building Notice or Alteration accompanied by an amended certificate of occupancy for the Building, in form satisfactory to Landlord.

            11. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

            12. Additional, differing or inconsistent provisions in the lease, if any, will be applicable and will take precedence.

D. Special Requirements Regarding Local Law #5/73 (As Amended)

            1. Tenant acknowledges being advised that the Building has an active Modified Class E Fire System ("Class E System"). Tenant shall notify its contractors and subcontractors, as well as all persons and entities who shall perform or supervise any alteration or demolition within the Premises, of such facts prior to the commencement of any work.

            2. Demolition by Tenant of all or any portions of the Premises shall be carried out in such manner as to protect equipment and wiring of Landlord's Class E System.

            3. Landlord, after receipt of Tenant's notice of demolition, and at Tenant's expense, shall secure and protect and/or require Tenant to secure and protect Building equipment connected to the Class E System in the Premises to be demolished.

            4. Landlord, at Tenant's expense, shall and /or require Tenant to make such additions and alterations within the requirements of Local Law #5/73 (as amended) to the existing Class E System as may be necessary by reason of alterations made within the Premises either by or on behalf of Tenant or by Landlord, as part of the initial installation, and work, if any, that Landlord is required to perform pursuant to the provisions of this lease or any work letter or leasehold improvements agreement entered into by Landlord and Tenant.

            5. Landlord's contract fire alarm service personnel or such other contractor approved by Landlord shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class E System. All of the foregoing shall be performed at the Tenant's sole cost and expense.

            6. Landlord, at Tenant's expense, shall repair or cause Tenant to have repaired, any and all defects, deficiencies or malfunctions of the Class E System caused by Tenant's alterations or demolition of the Premises. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

            7. During such times that Tenant's alterations or demolition of the Premises require that fire protection afforded by the Class E System be disabled, Tenant, at Tenant's expense, shall maintain fire watch service deemed suitable to Landlord.

            8. Tenant and Tenant's architect shall familiarize themselves with and be aware of Local Law #5/73 and all amendments thereto with regard to smoke control, compartmentation, and areas of safe refuge. Tenant shall fully comply with these requirements. Landlord, at Landlord's option, may withhold approval of Tenant's alterations or demolition if such requirements are not met to Landlord's satisfaction.

            9. Should Tenant desire to install its own internal fire alarm system, Tenant shall , using only Landlord's fire alarm contractor or such other contractor approved by Landlord, request Landlord to connect such system to the Class E System at Tenant's expense in such manner as prescribed by the Landlord. Tenant shall, at Tenant's expense, have such internal fire alarm system approved by governing agencies having jurisdiction, and shall submit to the Landlord an approved copy of plans of such system, before initiating any installation of such system.

            10. In the event Tenant shall install its own internal fire alarm system within the Premises and in such event (as required by law) connects same to the Class E System at Tenant's sole cost and expense, Tenant shall also reimburse Landlord for costs of contracting for the maintenance and supervision of Tenant's internal fire alarm system with the company providing such services for the Class E System.

           [See next page for Insurance Requirements for Alterations]

                     Insurance Requirements for Alterations

            Each contractor or subcontractor (hereinafter called "Contractor") shall provide and maintain at its own expense, until completion of the Work, the following insurance:

            (a) Workers' Compensation and Employers' Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers' Compensation and Employers' Liability Insurance.

            (b) Comprehensive General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage "XCU" exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

                        Total Combined Single Limit (primary and/or umbrella):
                        $5,000,000 (written on a per occurrence basis)

            (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

                        Total Combined Single Limit (primary and/or umbrella). $5,000,000 (written on a per occurrence basis)

            Contractor shall furnish a certificate from its insurance carrier or carriers to Landlord before commencing the Work, naming Landlord and its managing agent, as additional insureds and showing that it has complied with the above requirements regarding insurance, and providing that the insurer will give Landlord thirty (30) days' prior written notice of the cancellation of any of the foregoing policies.

            3. Contractor shall require all of its subcontractors engaged in the Work to provide the above limits of insurance:

            Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and Accepted:

Tenant:

_______________________________________


By: ___________________________________
                                 Title

Tenant's Contractor:

_______________________________________


By: ___________________________________

                                   Exhibit "E"

                       This Exhibit Intentionally Deleted